                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER


                                 BY AND BETWEEN


                           UNION PLANTERS CORPORATION,


                       UNION PLANTERS HOLDING CORPORATION


                                       AND


                            PEOPLES FIRST CORPORATION




                          DATED AS OF NOVEMBER 17, 1997

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1   -  TRANSACTIONS AND TERMS OF MERGER.............................  1
      1.1      Merger.......................................................  1
      1.2      Time and Place of Closing....................................  2
      1.3      Effective Time...............................................  2
      1.4      Execution of Option Agreement................................  2
      1.5      Restructure of Transaction...................................  2

ARTICLE 2   -  TERMS OF MERGER..............................................  3
      2.1      Charter......................................................  3
      2.2      By-Laws......................................................  3
      2.3      Directors and Officers.......................................  3

ARTICLE 3   -  MANNER OF CONVERTING SHARES..................................  3
      3.1      Conversion of Shares.........................................  3
      3.2      Anti-Dilution Provisions.....................................  4
      3.3      Shares Held by Subject Company or Parent.....................  4
      3.4      Fractional Shares............................................  4
      3.5      Conversion of Stock Options..................................  4

ARTICLE 4   -  EXCHANGE OF SHARES...........................................  6
      4.1      Exchange Procedures..........................................  6
      4.2      Rights of Former Subject Company Shareholders................  6

ARTICLE 5   -  REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY............  7
      5.1      Organization, Standing, and Power............................  7
      5.2      Authority; No Breach by Agreement............................  7
      5.3      Capital Stock................................................  8
      5.4      Subject Company Subsidiaries.................................  9
      5.5      Financial Statements......................................... 10
      5.6      Absence of Undisclosed Liabilities........................... 10
      5.7      Absence of Certain Changes or Events......................... 10
      5.8      Tax Matters.................................................. 11
      5.9      Assets....................................................... 12
      5.10     Intellectual Property........................................ 12
      5.11     Environmental Matters........................................ 13
      5.12     Compliance With Laws......................................... 14
      5.13     Labor Relations.............................................. 14
      5.14     Employee Benefit Plans....................................... 14
      5.15     Material Contracts........................................... 16
      5.16     Legal Proceedings............................................ 17
      5.17     Reports...................................................... 17
      5.18     Statements True and Correct.................................. 17
      5.19     Accounting, Tax, and Regulatory Matters...................... 18
      5.20     Subject Company Rights....................................... 18
      5.21     Article Provisions; Takeover Laws............................ 18

ARTICLE 6   -  REPRESENTATIONS AND WARRANTIES OF PARENT..................... 19
      6.1      Organization, Standing and Power............................. 19
      6.2      Authority; No Breach by Agreement............................ 19
      6.3      Capital Stock................................................ 20
      6.4      Parent Subsidiaries.......................................... 20
      6.5      Financial Statements......................................... 21
      6.6      Absence of Undisclosed Liabilities........................... 21
      6.7      Absence of Certain Changes or Events......................... 22
      6.8      Tax Matters.................................................. 22
      6.9      Environmental Matters........................................ 22
      6.10     Compliance With Laws......................................... 23
      6.11     Legal Proceedings............................................ 23
      6.12     Reports...................................................... 24
      6.13     Statements True and Correct.................................. 24
      6.14     Accounting, Tax, and Regulatory Matters...................... 24

ARTICLE 7   -  CONDUCT OF BUSINESS PENDING CONSUMMATION..................... 25
      7.1      Affirmative Covenants of Subject Company..................... 25
      7.2      Negative Covenants of Subject Company........................ 25
      7.3      Covenants of Parent.......................................... 27
      7.4      Adverse Changes in Condition................................. 28
      7.5      Reports...................................................... 28
      7.6      No Rights Triggered.......................................... 28

ARTICLE 8   -  ADDITIONAL AGREEMENTS........................................ 29
      8.1      Registration Statement; Proxy Statement;
                 Shareholder Approval....................................... 29
      8.2      Authorization of Shares; Exchange Listing.................... 29
      8.3      Applications................................................. 29
      8.4      Filings With State Offices................................... 30
      8.5      Agreement as to Efforts to Consummate........................ 30
      8.6      Investigation and Confidentiality............................ 30
      8.7      Press Releases............................................... 31
      8.8      Certain Actions.............................................. 31
      8.9      Accounting and Tax Treatment................................. 31
      8.10     Agreement of Affiliates...................................... 31
      8.11     Employee Benefits and Contracts.............................. 32
      8.12     Indemnification.............................................. 33
      8.13     Merger Subsidiary............................................ 34

ARTICLE 9   -  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE............ 34
      9.1      Conditions to Obligations of Each Party...................... 34
      9.2      Conditions to Obligations of Parent.......................... 36
      9.3      Conditions to Obligations of Subject Company................. 37

ARTICLE 10  -  TERMINATION.................................................. 38
      10.1     Termination.................................................. 38
      10.2     Effect of Termination........................................ 41
      10.3     Non-Survival of Representations and Covenants................ 41

ARTICLE 11  -  MISCELLANEOUS................................................ 42
      11.1     Definitions.................................................. 42
      11.2     Expenses..................................................... 50
      11.3     Brokers and Finders.......................................... 50
      11.4     Entire Agreement............................................. 50
      11.5     Amendments................................................... 51
      11.6     Waivers...................................................... 51
      11.7     Assignment................................................... 51
      11.8     Notices...................................................... 52
      11.9     Governing Law................................................ 52
      11.10    Counterparts................................................. 52
      11.11    Captions..................................................... 53
      11.12    Interpretations.............................................. 53
      11.13    Enforcement of Agreement..................................... 53
      11.14    Severability................................................. 53

                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of November 17, 1997, by and between Peoples First Corporation, a Kentucky corporation having its principal office located in Paducah, Kentucky ("Subject Company"), Union Planters Holding Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Merger Subsidiary"), and joined in by Union Planters Corporation, a Tennessee corporation having its principal office located in Memphis, Tennessee ("Parent").


                                    PREAMBLE

                  The Boards of Directors of Subject Company, Merger Subsidiary and Parent are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement and the Plan of Merger attached hereto at Exhibit 1 and incorporated herein by reference, provide for the acquisition of Subject Company by Parent pursuant to the merger of Subject Company with and into Merger Subsidiary. At the effective time of such merger, the outstanding shares of the common stock of Subject Company shall be converted into the right to receive shares of the common stock of Parent (except as provided in Sections 3.3 and 3.4 of this Agreement). As a result, shareholders of Subject Company shall become shareholders of Parent and Surviving Corporation shall continue to conduct its business and operations as a wholly owned subsidiary of Parent. The transactions described in this Agreement are subject to the approvals of the shareholders of Subject Company, the Board of Governors of the Federal Reserve System, the Department of Financial Institutions of the Commonwealth of Kentucky, and other applicable federal and state regulatory authorities, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that (i) for federal income tax purposes this Agreement shall constitute a plan of merger and the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes the Merger shall qualify for treatment as a pooling of interests.

               Immediately after the execution and delivery of this Agreement, as a condition and inducement to Parent's willingness to enter into this Agreement, Subject Company and Parent are entering into a stock option agreement pursuant to which Subject Company is granting to Parent an option to purchase shares of Subject Company Common Stock.

                  Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

                  NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                    ARTICLE 1

                        TRANSACTIONS AND TERMS OF MERGER

                  1.1 Merger. Subject to the terms and conditions of this Agreement and the Plan of Merger, at the Effective Time, Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of KRS 271B.11-070 of the KBCA and Section 48-

21-109 of the TBCA and with the effect provided in KRS 271B.11-060 of the KBCA and Section 48-21-108 of the TBCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Agreement and the Plan of Merger, which have been or will be approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary.

                  1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The Closing shall be held at such place as may be mutually agreed upon by the Parties.

                  1.3 Effective Time. The Merger and other transactions contemplated by this Agreement shall become effective on the Closing Date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on a date designated by Parent which date shall be within 45 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), (ii) the date on which the shareholders of Subject Company approve this Agreement, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to each Party's obligations hereunder shall have been satisfied or waived (to the extent waivable by such Party).

                  1.4 Execution of Option Agreement. Immediately after the execution of this Agreement by the Parties and as a condition thereto, Subject Company is executing and delivering to Parent a stock option agreement (the "Stock Option Agreement"), in substantially the form of Exhibit 2, pursuant to which Subject Company is granting to Parent an option to purchase shares of Subject Company Common Stock.

                  1.5 Restructure of Transaction. Parent shall, in its reasonable discretion, have the unilateral right to revise the structure of the Merger contemplated by this Agreement in order to achieve tax benefits or for any other reason which Parent may deem advisable; provided, however, that Parent shall not have the right, without the approval of the Board of Directors of Subject Company and, if required by the KBCA, the holders of the Subject Company Common Stock, to make any revision to the structure of the Merger which: (i) changes the amount of the consideration which the holders of shares of Subject Company Common Stock are entitled to receive (determined in the manner provided in Section 3.1 of this Agreement); (ii) changes the intended tax-free effects of the Merger to Parent, Subject Company or the holders of shares of Subject Company Common Stock or changes the intended pooling of interests accounting treatment; (iii) would permit Parent to pay the consideration other than by delivery of Parent Common Stock registered with the SEC (in the manner described in Section 4.1 of this Agreement); (iv) would be materially adverse to the interests of Subject Company or adverse to the holders of shares of Subject Company Common Stock; (v) would materially impede or delay consummation of the Merger; or (vi) would require a vote of Parent's shareholders under relevant state Law. Parent may exercise this right of revision by giving written notice to Subject Company in the manner provided in
Section 11.8 of this Agreement which notice shall be in the form of an amendment to this Agreement and the Plan of Merger or in the form of an Amended and Restated Agreement and Plan of Merger.


                                    ARTICLE 2

                                 TERMS OF MERGER

                  2.1 Charter. The Charter (the "Charter") of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

                  2.2 By-Laws. The By-laws of Merger Subsidiary (the "By-Laws") in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until otherwise amended or repealed.

                  2.3 Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the By-laws of the Surviving Corporation.


                                    ARTICLE 3

                           MANNER OF CONVERTING SHARES

                  3.1 Conversion of Shares. Subject to the provisions of this
Article 3 (and Section 7 of the Plan of Merger), at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                      (a) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                      (b) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

                      (c) Except for Dissenting Shares, each share of Subject Company Common Stock, including any associated or attached Subject Company Rights, (exclud-ing shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.6 shares of Parent Common Stock (subject to possible adjustment as set forth in Section 10.1(f) of this Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

Dissenting Shares shall not be converted pursuant to Section 3.1(c) in the Merger but, at and after the Effective Time, shall present only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 3.1(c) effective as of the Effective Time.

                  3.2 Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  3.3 Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  3.4 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                  3.5      Conversion of Stock Options.

                           (a) At the Effective Time, each option to purchase or other right with respect to shares of Subject Company Common Stock pursuant to stock options, stock appreciation rights or other rights, including stock awards, but excluding any Subject Company Rights ("Subject Company Options") granted by Subject Company under the Subject Company Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to Parent Common Stock, and Parent shall assume each Subject Company Option, in accordance with the terms of the applicable Subject Company Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its Salary and Benefits Committee shall be substituted for Subject Company and the committee of Subject Company's Board of Directors (including, if applicable, the entire Board of Directors of Subject Company) administering such Subject Company Stock Plan, (ii) each Subject Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Parent Common Stock subject to such Subject Company Option shall be equal to the number of shares of Subject Company Common Stock subject to such Subject Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding to the nearest whole share (rounding down with respect to any "incentive stock options"), and (iv) the per share exercise price under each such Subject Company Option shall be adjusted by dividing the per share exercise price under each such Subject Company Option by the Exchange Ratio and rounding to the nearest cent (rounding up with respect to any "incentive stock options"). Notwithstanding clauses (iii) and (iv) of the first sentence of this
         Section 3.5(a), each Subject Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Parent and Subject Company agree to take all necessary steps to effectuate the foregoing provisions of this Section 3.5.

                           (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in each Subject Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants under such Subject Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.5(a) after giving effect to the Merger including any acceleration of option vesting resulting from the Merger), and Parent shall comply with the terms of each Subject Company Stock Plan to ensure, subject to the provisions of such Subject Company Stock Plan, that Subject Company Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Within 30 days after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                           (c) All contractual restrictions or limitations on transfer with respect to Subject Company Common Stock awarded under the Subject Company Stock Plans or any other plan, program, or Contract of Subject Company or any of the Subject Company Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, or Contract, shall remain in full force and effect with respect to shares of Parent Common Stock into which such restricted stock is converted pursuant to Section 3.1 of this Agreement.


                                    ARTICLE 4

                               EXCHANGE OF SHARES

                  4.1 Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1 of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.4 of this Agreement, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Parent nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  4.2 Rights of Former Subject Company Shareholders. At the Effective Time, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.4 of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.


                                    ARTICLE 5

                REPRESENTATIONS AND WARRANTIES OF SUBJECT COMPANY

                  Subject Company hereby represents and warrants to Parent, except as set forth on the Subject Company Disclosure Memorandum, as follows:

                  5.1 Organization, Standing, and Power. Subject Company is a corporation duly organized, validly existing, and in good standing under the Laws of the Commonwealth of Kentucky, and has the corporate power and authority to carry on its business as now conducted and to own, lease, and operate its Assets. Subject Company is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

                  5.2      Authority; No Breach by Agreement.

                           (a) Subject Company has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance of this Agreement and the Plan of Merger, and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement by Subject Company's duly constituted Board of Directors) in respect thereof on the part of Subject Company, subject to the approval of this Agreement and the Plan of Merger by the holders of the outstanding shares of Subject Company Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Subject Company. Subject to such requisite shareholder approval and assuming due authorization, execution and delivery of this Agreement and the Plan of Merger by each of Parent and Merger Subsidiary, this Agreement (which, for purposes of this sentence, shall not include the Stock Option Agreement) and the Plan of Merger each represents a legal, valid, and binding obligation of Subject Company, enforceable against Subject Company in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws (including provisions of the U.S., Tennessee and Kentucky Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Stock Option Agreement) or the Plan of Merger by Subject Company, nor the consummation by Subject Company of the transactions contemplated hereby, nor compliance by Subject Company with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provision of the Articles of Incorporation, Charter or the By-laws, or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Subject Company or any Subject Company Subsidiary under, any Contract or Permit of Subject Company or any Subject Company Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Subject Company, its Subsidiaries or any of their respective material Assets.

                           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Subject Company of the Merger and the other transactions contemplated in this Agreement.

                  5.3      Capital Stock.

                           (a) The authorized capital stock of Subject Company consists of: 30,000,000 shares of Subject Company Common Stock, of which 10,007,066 shares are issued and outstanding as of the date of this Agreement (exclusive of treasury shares) and not more than 10,007,066 shares will be issued and outstanding at the Effective Time

         (exclusive of shares issued or issuable pursuant to the Stock Option Agreement); and 6,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Subject Company are duly and validly issued and outstanding and are fully paid and nonassessable under the KBCA. None of the outstanding shares of capital stock of Subject Company has been issued in violation of any preemptive rights of the current or past shareholders of Subject Company. As of the date of this Agreement, Subject Company has 150,671 shares of Subject Company Common Stock available for grant under the Subject Company Stock Plans, and there are options to purchase not more than 557,078 shares of Subject Company Common Stock outstanding.

                           (b) Except as set forth in Section 5.3(a) of this Agreement, or as provided in the Stock Option Agreement, there are no shares of capital stock or other equity securities of Subject Company outstanding and no outstanding Rights relating to the capital stock of Subject Company other than the Subject Company Rights.

                  5.4 Subject Company Subsidiaries. Subject Company has disclosed in Section 5.4 of the Subject Company Disclosure Memorandum all of the Subject Company Subsidiaries that are corporations (identifying its jurisdiction of incorporation) and all of the Subject Company Subsidiaries that are general or limited partnerships or other non-corporate entities (identifying the Law under which such entity is organized, and the amount and nature of the ownership interest therein of Subject Company Subsidiaries). Subject Company or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Subject Company Subsidiaries. Except for the Stock Option Agreement, Subject Company Rights and options outstanding under the Subject Company Stock Plans, no capital stock (or other equity interest) of any Subject Company Subsidiary is or may become required to be issued (other than to another Subject Company Subsidiary) by reason of any rights, and there are no Contracts by which Subject Company or any of the Subject Company Subsidiaries is bound to issue (other than to Subject Company or another of the Subject Company Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Subject Company or any of the Subject Company Subsidiaries is or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Subject Company or any of the Subject Company Subsidiaries (other than to Subject Company or any of the Subject Company Subsidiaries). There are no Contracts relating to the rights of Subject Company or any Subject Company Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Subject Company or any Subject Company Subsidiary. All of the shares of capital stock (or other equity interests) of each Subject Company Subsidiary held by Subject Company or any Subject Company Subsidiary are fully paid and nonassessable (except pursuant to applicable state law, in the case of the Bank) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Subject Company or a Subject Company Subsidiary free and clear of any Liens. Each Subject Company Subsidiary is either a bank, federal savings bank, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Subject Company Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. The only Subject Company Subsidiaries that are a depository institution is the Bank and the Thrift. The Bank is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund and the Savings Association Insurance Fund. The Thrift is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Savings Association Insurance Fund. The minute book and other organizational documents (and all amendments thereto) for Subject Company and each Subject Company Subsidiary that is a "Significant Subsidiary" (as such term is defined in Regulation S-X promulgated under the 1934 Act) have been or will be made available to Parent for its review, and are true and complete as in effect as of the date of this Agreement.

                  5.5 Financial Statements. Each of the Subject Company Financial Statements (including, in each case, any related notes) contained in the Subject Company SEC Reports, including any Subject Company SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Subject Company and the Subject Company Subsidiaries as of the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  5.6 Absence of Undisclosed Liabilities. Neither Subject Company nor any of the Subject Company Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Subject Company as of September 30, 1997, included in the Subject Company Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company or (ii) in connection with the transactions contemplated by this Agreement.

                  5.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Subject Company SEC Reports made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

                  5.8      Tax Matters.

                           (a) All material Tax Returns required to be filed by or on behalf of Subject Company or any of the Subject Company Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination or refund Litigation with respect to any material Taxes, except as reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Subject Company or any of the Subject Company Subsidiaries.

                           (b) Neither Subject Company nor any of the Subject Company Subsidiaries has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                           (c) Adequate provision for any material Taxes due or to become due for Subject Company or the Subject Company Subsidiaries for the period or periods through and including the date of the respective Subject Company Financial Statements has been made and is reflected on such Subject Company Financial Statements.

                           (d) Material deferred Taxes of Subject Company and the Subject Company Subsidiaries have been provided for in accordance with GAAP.

                           (e) Subject Company and the Subject Company
         Subsidiaries are in material compliance with, and its records contain all information and documents (including properly completed Internal Revenue Service Forms W-9) necessary to comply in all material respects with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

                           (f) Neither Subject Company nor any of the Subject Company Subsidiaries has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

                           (g) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of Subject Company or any of the Subject Company Subsidiaries that occurred during or after any Taxable Period in which Subject Company or any of the Subject Company Subsidiaries incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996, except in connection with the transactions contemplated pursuant to this Agreement.

                           (h) Neither Subject Company nor any of the Subject Company Subsidiaries is a party to any tax allocation or sharing agreement and neither Subject Company nor any of the Subject Company Subsidiaries has been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was Subject Company) or has any material Liability for taxes of any Person (other than Subject Company and the Subject Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor or by Contract or otherwise.

                  5.9 Assets. Except as disclosed or reserved against in the Subject Company Financial Statements made available prior to the date of this Agreement, Subject Company and the Subject Company Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of Subject Company and its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business of Subject Company and its Subsidiaries. All Assets which are material to Subject Company's business on a consolidated basis, held under leases or subleases by the Subject Company or any of the Subject Company Subsidiaries, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws (including provisions of the U.S., Tennessee and Kentucky Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. Subject Company and the Subject Company Subsidiaries currently maintain insurance in amounts, scope, and coverage which, in the reasonable opinion of management of Subject Company, are adequate for the operations of Subject Company and the Subject Company Subsidiaries. Neither Subject Company nor any of the Subject Company Subsidiaries has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under any such policies of insurance and no notices have been given by Subject Company or any of the Subject Company Subsidiaries under such policies.

                  5.10 Intellectual Property. All of the Intellectual Property rights of Subject Company and the Subject Company Subsidiaries are in full force and effect and, if applicable, constitute legal, valid, and binding obligations of the respective parties thereto, and there have not been, and, to the Knowledge of Subject Company, there currently are not, any Defaults thereunder by Subject Company or a Subject Company Subsidiary. Subject Company or a Subject Company Subsidiary owns or is the valid licensee of all such Intellectual Property rights free and clear of all Liens or claims of infringement. Neither Subject Company nor any of the Subject Company Subsidiaries nor, to the Knowledge of Subject Company, their respective predecessors has infringed the Intellectual Property rights of others and, to the Knowledge of Subject Company, none of the Intellectual Property rights as used in the business conducted by Subject Company or the Subject Company Subsidiaries infringes upon or otherwise violates the rights of any Person, nor has any Person asserted a claim of such infringement. Neither Subject Company nor the Subject Company Subsidiaries is obligated to pay any royalties to any Person with respect to any such Intellectual Property. Subject Company or a Subject Company Subsidiary owns or has the valid right to use all of the Intellectual Property rights which it is presently using, or in connection with performance of any material Contract to which it is a party. No officer, director, or employee of Subject Company or the Subject Company Subsidiaries is party to any Contract which requires such officer, director, or employee to assign any interest in any Intellectual Property or keep confidential any trade secrets, proprietary data, customer information, or other business information or which restricts or prohibits such officer, director, or employee from engaging in activities competitive with any Person, including Subject Company or any of the Subject Company Subsidiaries.

                  5.11     Environmental Matters.

                           (a) To the Knowledge of Subject Company, each of Subject Company and the Subject Company Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

                           (b) To the Knowledge of Subject Company, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Subject Company, any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Subject Company in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Subject Company or any of the Subject Company Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor, to the knowledge of Subject Company, is there any reasonable basis for any Litigation of a type described in this sentence.

                           (c) During the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or (iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Prior to the period of (i) Subject Company's or any of the Subject Company Subsidiaries' ownership or operation of any of their respective current properties, (ii) Subject Company's or any of the Subject Company Subsidiaries' participation in the management of any Participation Facility, or (iii) Subject Company's or any of the Subject Company Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Subject Company, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company.

                  5.12 Compliance With Laws. Subject Company is duly registered as a bank holding company under the BHC Act. Each of Subject Company and the Subject Company Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such Permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Neither Subject Company nor any of the Subject Company Subsidiaries:

                           (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company; or

                           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Subject Company or any of the Subject Company Subsidiaries is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring Subject Company or any of the Subject Company Subsidiaries to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  5.13 Labor Relations. Neither Subject Company nor any of the Subject Company Subsidiaries is the subject of any Litigation asserting that Subject Company or any of the Subject Company Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel Subject Company or any of the Subject Company Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Subject Company or any of the Subject Company Subsidiaries, pending or, to the Knowledge of Subject Company, threatened, or to the Knowledge of Subject Company, is there any activity involving Subject Company's or any of the Subject Company Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

                  5.14     Employee Benefit Plans.

                           (a) Subject Company has disclosed in Section 5.14 of the Subject Company Disclosure Memorandum, and has delivered or made available to Parent prior to the execution of this Agreement copies in each case of, all pension, retirement, profit--sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Subject Company or the Subject Company Subsidiaries or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries of Subject Company or any Subject Company Subsidiary are eligible to participate (collectively, the "Subject Company Benefit Plans"). Any of the Subject Company Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Subject Company ERISA Plan." Neither Subject Company nor any Subject Company Subsidiary maintains any "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code). No Subject Company Pension Plan is or has been a multi-employer plan within the meaning of
         Section 3(37) of ERISA.

                           (b) All Subject Company Benefit Plans are in material compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. Each Subject Company ERISA Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code has either received a favorable determination letter from the Internal Revenue Service (and Subject Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter) or timely application has been made therefor. To the Knowledge of Subject Company, neither Subject Company nor any of the Subject Company Subsidiaries has engaged in a transaction with respect to any Subject Company Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Subject Company to a material Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

                           (c) No "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) or any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, formerly maintained by Subject Company or any of the Subject Company Subsidiaries, or the single-employer plan of any entity which is considered one employer with Subject Company under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. Neither Subject Company nor any of the Subject Company Subsidiaries has provided, or, to Subject Company's knowledge, is required to provide, security to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                           (d) Within the six-year period preceding the Effective Time, no material Liability under Subtitle C or D of Title IV of ERISA has been incurred by Subject Company or any of the Subject Company Subsidiaries with respect to any current, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. Neither Subject Company nor any of the Subject Company Subsidiaries has incurred any material withdrawal Liability with respect to a multi-employer plan under Subtitle E of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Subject Company Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                           (e) Neither Subject Company nor any of the Subject Company Subsidiaries has any material Liability for retiree health and life benefits under any of the Subject Company Benefit Plans.

                           (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation or golden parachute) becoming due to any director or any employee of Subject Company or any of the Subject Company Subsidiaries from Subject Company or any of the Subject Company Subsidiaries under any Subject Company Benefit Plan, (ii) materially increase any benefits otherwise payable under any Subject Company Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

                           (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Subject Company Subsidiary and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Subject Company Financial Statements to the extent required by and in accordance with GAAP.

                  5.15 Material Contracts. Except as disclosed in the Subject Company SEC Reports, neither Subject Company, the Subject Company Subsidiaries, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by Subject Company or any of the Subject Company Subsidiaries or the guarantee by Subject Company or any of the Subject Company Subsidiaries of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contracts which prohibit or restrict Subject Company or any of the Subject Company Subsidiaries from engaging in any business activities in any geographic area, line of business, or otherwise in competition with any other Person, (iv) any Contracts between or among Subject Company and the Subject Company Subsidiaries, (v) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract (not disclosed in the Subject Company Financial Statements delivered prior to the date of this Agreement) which is a financial derivative Contract (including various combinations thereof), and (vi) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Subject Company SEC Report filed by Subject Company with the SEC prior to the date of this Agreement that has not been filed as an exhibit to a Subject Company SEC Report (together with all Contracts referred to in Sections 5.9 and 5.14(a) of this Agreement, the "Subject Company Contracts"). With respect to each Subject Company Contract: (i) the Contract is in full force and effect;
(ii) neither Subject Company nor any Subject Company Subsidiary is in Default thereunder; (iii) neither Subject Company nor its Subsidiaries has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Subject Company, in Default in any respect or has repudiated or waived any material provision thereunder.

                  5.16 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Subject Company, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Subject Company or any of the Subject Company Subsidiaries, or against any Asset, employee benefit plan, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Subject Company or any of the Subject Company Subsidiaries. Section 5.16 of the Subject Company Disclosure Memorandum includes a summary report of all material Litigation as of the date of this Agreement to which Subject Company or any Subject Company Subsidiary is a party and which names Subject Company or a Subject Company Subsidiary as a defendant or cross-defendant.

                  5.17 Reports. Since January 1, 1994, or the applicable date of organization if later, Subject Company and each Subject Company Subsidiary has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements (the "Subject Company SEC Reports"), (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Subject Company. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each Subject Company SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Subject Company Subsidiaries is required to file any SEC Documents.

                  5.18 Statements True and Correct. None of the information supplied or to be supplied by Subject Company for inclusion in the Registration Statement to be filed by Parent with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Subject Company for inclusion in the Proxy Statement to be mailed to Subject Company's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Subject Company with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Subject Company or the Subject Company Subsidiaries are responsible for filing with any

Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  5.19 Accounting, Tax, and Regulatory Matters. Neither Subject Company nor any of the Subject Company Subsidiaries has taken any action or has any Knowledge of any fact or circumstance relating to Subject Company that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

                  5.20     Subject Company Rights.

                           (a) Subject Company has taken all necessary action to exclude Parent or any Parent Subsidiary from being deemed an "Acquiring Person" for purposes of the Subject Company Rights Agreement, and to exclude the transactions contemplated by this Agreement, the Plan of Merger and/or the Stock Option Agreement from triggering, resulting in or causing a "Stock Acquisition Date" or "Distribution Date" for purposes of the Subject Company Rights Agreement, so long as, after the date of this Agreement, Parent does not acquire beneficial ownership (within the meaning of Section 13d-3 promulgated under the 1934 Act) of more than 100,000 shares of Subject Company Common Stock in addition to any shares acquired pursuant to this Agreement or pursuant to the Stock Option Agreement or any shares acquired in fiduciary capacity or as a result of debts previously contracted.

                           (b) Subject Company has (i) duly entered into an amendment to the Subject Company Rights Agreement in substantially the form of set forth in Section 5.20 of the Subject Company Disclosure Memorandum, and (ii) taken all other action necessary or appropriate so that, the entering into of this Agreement and the Stock Option Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the Merger and/or the purchase of shares of Subject Company Common Stock pursuant to the Stock Option Agreement) do not and will not result in the ability of any person to exercise any Subject Company Rights under the Subject Company Rights Agreement or enable or require the Subject Company Rights to separate from the shares of Subject Company Common Stock to which they are attached or to be triggered or become exercisable.

                           (c) No "Distribution Date" or "Shares Acquisition Date" (as such terms are defined in the Subject Company Rights Agreement) has occurred.

                  5.21 Article Provisions; Takeover Laws. Subject Company has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation or Charter, as the case may be, By-laws or other governing instruments of Subject Company or any Subject Company Subsidiary or restrict or impair the ability of Parent or any of the Parent Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Subject Company or any Subject Company Subsidiary. Subject Company has taken all necessary action to exempt this Agreement and the

Stock Option Agreement from, and the transactions contemplated by hereby and thereby are exempt from, any "super-majority" voting requirements or the requirements of any "moratorium," "fair price," "business combination," "control share," or other anti-takeover provisions under applicable Laws, including Subtitle 12 of the KBCA, or the Articles of Incorporation or Charter, as the case may be, or Bylaws of the Subject Company or any Subject Company Subsidiary (collectively, "Takeover Laws"). The transactions contemplated by this Agreement and the Stock Option Agreement have been approved for purposes of Articles 8(b)(ii) and 9(b)(i) of the Subject Company's Articles of Incorporation.


                                    ARTICLE 6

                    REPRESENTATIONS AND WARRANTIES OF PARENT

                  Parent hereby represents and warrants to Subject Company, except as set forth on Parent's Disclosure Memorandum, as follows:

                  6.1 Organization, Standing and Power. Parent is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Tennessee, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Parent is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  6.2      Authority; No Breach by Agreement.

                           (a) Parent has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and the Plan of Merger and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been or will be duly and validly authorized by all necessary corporate action (including valid authorization and adoption of this Agreement and the Plan of Merger by Parent's duly constituted Board of Directors) in respect thereof on the part of Parent, subject to the adoption of an amendment to the charter of Parent to increase the number of authorized shares of Parent Common Stock. Assuming due authorization, execution and delivery of this Agreement and the Plan of Merger by Subject Company, this Agreement (which, for purposes of this sentence, shall not include the Stock Option Agreement) and the Plan of Merger each represents a legal, valid, and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws (including provisions of the U.S., Tennessee and Kentucky Constitutions) affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                           (b) Neither the execution and delivery of this Agreement (which, for purposes of clause (iii) of this sentence, shall not include the Stock Option Agreement) or the Plan of Merger by Parent, nor the compliance by Parent with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Parent's Restated Charter of Incorporation or By-laws (subject to the amendment of the Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock), or (ii) constitute or result in a Default under, or require any Consent (excluding Consents required by Law or Order) pursuant to, or result in the creation of any Lien on any material Asset of Parent or any Parent Subsidiary under, any Contract or Permit of Parent or any Parent Subsidiary, except for such Defaults, Liens and Consents, which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Parent or any Parent Subsidiary or any of their respective material Assets.

                           (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NYSE, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Parent of the Merger and the other transactions contemplated in this Agreement.

                  6.3 Capital Stock. The authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent Common Stock, of which 68,077,181 shares were issued and outstanding as of October 31, 1997, and (ii) 10,000,000 shares of Parent Preferred Stock, of which 2,278,228 shares of Parent Series E Preferred Stock were issued and outstanding as of October 31, 1997. All of the issued and outstanding shares of Parent Capital Stock are, and, subject to the amendment of Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock, all of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger, when issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the TBCA. None of the outstanding shares of Parent Capital Stock has been, and none of the shares of Parent Common Stock to be issued in exchange for shares of Subject Company Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Parent.

                  6.4 Parent Subsidiaries. Except for Capital Factors, Inc., a majority of the outstanding stock of which may be acquired prior to the Closing Date, Parent or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each of the Parent Subsidiaries. No capital stock (or other equity interest) of any Parent Subsidiary is or may become required to be issued (other than to another Parent Subsidiary) by reason of any rights, and there are no Contracts by which the Parent or any of the Parent Subsidiaries are bound to issue (other than to Parent or any of the Parent

Subsidiaries) additional shares of its capital stock (or other equity interests) or Rights or by which Parent or any of the Parent Subsidiaries are or may be bound to transfer any shares of the capital stock (or other equity interests) of any of Parent or any of the Parent Subsidiaries (other than to Parent or any of the Parent Subsidiaries). There are no Contracts relating to the rights of Parent or any Parent Subsidiary to vote or to dispose of any shares of the capital stock (or other equity interests) of Parent or any of the Parent Subsidiaries. All of the shares of capital stock (or other equity interests) of each Parent Subsidiary held by Parent or any Parent Subsidiary are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) under the applicable corporation or similar Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by Parent or a Parent Subsidiary free and clear of any Liens. Each Parent Subsidiary is either a bank, a savings association, partnership, limited liability corporation, or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Parent Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. The minute book and other organizational documents (and all amendments thereto) for each of Parent and each Parent Subsidiary that is a Significant Subsidiary have been made available to Subject Company for its review, and are true and complete as in effect as of the date of this Agreement.

                  6.5 Financial Statements. Each of the Parent Financial Statements (including, in each case, any related notes) contained in the Parent SEC Reports, including any Parent SEC Reports filed after the date of this Agreement until the Effective Time, complied, or will comply, as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared, or will be prepared, in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented, or will fairly present, in all material respects the consolidated financial position of Parent and the Parent Subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

                  6.6 Absence of Undisclosed Liabilities. Neither Parent nor any of the Parent Subsidiaries has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Parent as of September 30, 1997, included in the Parent Financial Statements made available prior to the date of this Agreement or reflected in the notes thereto. Neither Parent nor any of the Parent Subsidiaries has incurred or paid any Liability since September 30, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice or which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent or
(ii) in connection with the transaction contemplated by this Agreement.

                  6.7 Absence of Certain Changes or Events. Since December 31, 1996, except as disclosed in the Parent SEC Reports made available prior to the date of this Agreement, there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  6.8      Tax Matters.

                           (a) All material Tax Returns required to be filed by or on behalf of Parent or any of the Parent Subsidiaries have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, and all such Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, or refund Litigation with respect to any material Taxes, except as reserved against in the Parent Financial Statements delivered prior to the date of this Agreement. All material Taxes and other material Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no material Liens with respect to Taxes upon any of the Assets of Parent or any of the Parent Subsidiaries.

                           (b) Adequate provision for any material Taxes due or to become due for Parent or any of the Parent Subsidiaries for the period or periods through and including the date of the respective Parent Financial Statements has been made and is reflected on such Parent Financial Statements.

                           (c) Material deferred Taxes of Parent and the Parent Subsidiaries have been provided for in accordance with GAAP.

                  6.9      Environmental Matters.

                           (a) To the Knowledge of Parent, each of Parent and the Parent Subsidiaries, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                           (b) To the Knowledge of Parent, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities (or Parent in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by Parent or any of the Parent Subsidiaries or any of their respective Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor, to the knowledge of Parent, is there any reasonable basis for any Litigation of a type described in this sentence.

                           (c) During the period of (i) Parent's or any of the Parent Subsidiaries' ownership or operation of any of their respective current properties, (ii) any Parent's or any of the Parent Subsidiaries' participation in the management of any Participation Facility, or (iii) Parent's or any of the Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent, there have been no releases of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Prior to the period of (i) Parent's or any of Parent Subsidiaries' ownership or operation of any of their respective current properties,
         (ii) Parent's or any of Parent Subsidiaries' participation in the management of any Participation Facility, or (iii) Parent or any of Parent Subsidiaries' holding of a security interest in an Operating Property, to the Knowledge of Parent, there were no releases of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent.

                  6.10 Compliance With Laws. Parent is duly registered as a bank holding company under the BHC Act. Each of Parent and the Parent Subsidiaries has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except where the failure to hold such permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. Neither Parent nor any of the Parent Subsidiaries:

                           (a) is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for such violations which would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent; or

                           (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Parent or any Parent Subsidiary is not in material compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, (ii) threatening to revoke any Permits, or (iii) requiring Parent or any Parent Subsidiary to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

                  6.11 Legal Proceedings. There is no Litigation instituted or pending, or, to the Knowledge of Parent, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Parent or any Parent Subsidiary, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Parent or any Parent Subsidiary.

                  6.12 Reports. Since January 1, 1994, or the applicable date of organization if later, Parent and each Parent Subsidiary has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements (the "Parent SEC Reports"), (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities, except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Parent. As of its respective date (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of such reports and documents, including, the financial statements, exhibits, and schedules thereto complied in all material respects with all applicable Laws. As of its respective date, each Parent SEC Report did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except for Parent Subsidiaries that are registered as a broker, dealer, or investment advisor, no Parent Subsidiary is required to file any SEC Documents.

                  6.13 Statements True and Correct. None of the information supplied or to be supplied by Parent for inclusion in the Registration Statement to be filed by Parent with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Parent for inclusion in the Proxy Statement to be mailed to Subject Company's shareholders in connection with the Shareholders' Meeting, and any other documents to be filed by Parent or any Parent Subsidiary with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Subject Company, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meeting. All documents that Parent or any Parent Subsidiary is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

                  6.14 Accounting, Tax, and Regulatory Matters. Neither Parent nor any Parent Subsidiary has taken any action or has any Knowledge of any fact or circumstance relating to Parent that is reasonably likely to (i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement.

                                    ARTICLE 7

                    CONDUCT OF BUSINESS PENDING CONSUMMATION

                  7.1 Affirmative Covenants of Subject Company. Unless the prior written consent of Parent shall have been obtained, and except as otherwise expressly contemplated herein or expressly provided for in the Subject Company Disclosure Memorandum, Subject Company shall and shall cause each of the Subject Company Subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) use reasonable efforts to preserve intact its business organization and Assets and maintain its rights and franchises, and
(iii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

                  7.2 Negative Covenants of Subject Company. Except as specifically permitted by this Agreement or as and to the extent expressly disclosed or provided for in the Subject Company Disclosure Memorandum, from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Subject Company covenants and agrees that it will not do or agree or commit to do, or permit any of the Subject Company Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president, or chief financial officer of Parent, which consent shall not be unreasonably withheld:

                           (a) amend the Articles of Incorporation, Charter, By-laws, or other governing instruments of Subject Company or any Subject Company Subsidiary; or

                           (b) incur any additional debt obligation for borrowed money (other than indebtedness of Subject Company or the Subject Company Subsidiaries to each other) in excess of an aggregate of $500,000 (for Subject Company and the Subject Company Subsidiaries on a consolidated basis) except in the ordinary course of the business of the Subject Company Subsidiaries consistent with past practices (which shall include, for the Subject Company Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any material Asset of Subject Company or any of the Subject Company Subsidiaries of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust-powers, and Liens in effect as of the date hereof that are disclosed in the Subject Company Disclosure Memorandum); or

                           (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Subject

         Company or any of the Subject Company Subsidiaries, or declare or pay any dividend or make any other distribution in respect of Subject Company's capital stock, provided that Subject Company may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Subject Company Common Stock at a rate not in excess of $0.24 per share with usual and regular record and payment dates in accordance with past practice, provided, that, notwithstanding the provisions of
         Section 1.3, the Parties shall cooperate in selecting the Effective Time to ensure that, with respect to the quarterly period in which the Effective Time occurs, the holders of Subject Company Common Stock do not become entitled to receive both a dividend in respect of their Subject Company Common Stock and a dividend in respect of Parent Common Stock or fail to be entitled to receive any dividend; or

                           (d) except (I) for this Agreement, (II) pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof under the Subject Company Stock Plans or (III) pursuant to the Stock Option Agreement, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of its common stock or any other capital stock, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

                           (e) adjust, split, combine or reclassify any capital stock of Subject Company or any of the Subject Company Subsidiaries or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Subject Company Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Subject Company Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Subject Company Subsidiary) or any Asset having a book value in excess of $250,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                           (f) except for purchases of investment securities acquired in the ordinary course of business consistent with past practice, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Subsidiary of Subject Company, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iii) the creation of new wholly-owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                           (g) grant any increase in compensation or benefits to the employees or officers of Subject Company or the Subject Company Subsidiaries, except in the ordinary course of business consistent with past practice or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement; enter into or amend any severance agreements with officers of Subject Company or the Subject Company Subsidiaries; grant any material increase in fees or other increases in compensation or

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



         other benefits to directors of Subject Company or the Subject Company Subsidiaries; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits (other than the acceleration of vesting which occurs under a benefit plan upon a change of control of Subject Company); or

                           (h) enter into or amend any employment Contract between Subject Company or the Subject Company Subsidiaries and any Person (unless such amendment is required by Law) that Subject Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                           (i) adopt any new employee benefit plan of Subject Company or the Subject Company Subsidiaries or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of Subject Company or the Subject Company Subsidiaries other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practices; or

                           (j) make any material change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                           (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Subject Company or the Subject Company Subsidiaries for material money damages or restrictions upon the operations of Subject Company or the Subject Company Subsidiaries; or

                           (l) except in the ordinary course consistent with past practice, enter into, modify, amend, or terminate any material Contract (excluding any loan Contract) or waive, release, compromise, or assign any material rights or claims.

                  7.3 Covenants of Parent. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, Parent covenants and agrees that it shall (i) continue to conduct its business and the business of the Parent Subsidiaries in a manner designed in its reasonable judgment to enhance the long-term value of the Parent Common Stock and the business prospects of Parent and the Parent Subsidiaries, and (ii) take no action which would (a) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby or prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (b) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement, or (c) result in Parent entering into an agreement with respect to an Acquisition Proposal with a third party which could be reasonably expected to result in the Merger not being consummated or an agreement with respect to an Acquisition Proposal to be consummated prior to the Closing Date which would effect a change in the number or kind of shares of Parent Common Stock held by Parent shareholders immediately prior to such consummation; provided, that the foregoing shall not prevent Parent or any Parent Subsidiary from acquiring any other

Assets or businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the reasonable judgment of Parent, desirable in the conduct of the business of Parent and the Parent Subsidiaries and would not, in the reasonable judgment of Parent, likely delay the Effective Time to a date subsequent to the date set forth in Section 10.1(e) of this Agreement.

                  7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

                  7.5 Reports. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and, to the extent permitted by Law, shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                  7.6 No Rights Triggered. Subject Company shall take all steps necessary to ensure that the entering into of this Agreement, the Plan of Merger and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby and any other action or combination of actions, or any other transactions contemplated hereby or by the Stock Option Agreement, do not and will not result in the grant of any Rights (including Subject Company Rights) to any person (i) under Subject Company's Articles of Incorporation or Bylaws, (ii) under the Subject Company Rights Agreement, or (iii) to exercise or receive certificates for Rights (including Subject Company Rights), or acquire any property in respect of Rights, under the Subject Company Rights Agreement. Subject Company will cause the Subject Company Rights Agreement to be terminated, and shall take all steps necessary to cause all Subject Company Rights to cease to exist and be of no effect, immediately prior to the Effective Time.

                                    ARTICLE 8

                              ADDITIONAL AGREEMENTS

                  8.1 Registration Statement; Proxy Statement; Shareholder Approval. Each of Parent and Subject Company shall prepare and file the Registration Statement, of which the Proxy Statement shall form a part, with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and Parent shall take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Parent Common Stock upon consummation of the Merger. Each of Parent and Subject Company shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. Subject Company shall call a Shareholders' Meeting, to be held after the Registration Statement is declared effective by the SEC for the purpose of voting upon approval of this Agreement and the Plan of Merger and such other related matters as it deems appropriate. Assuming the Registration Statement is then effective, the Subject Company shall call the Shareholders' Meeting to be held not later than 40 days after the Parent's 1998 Annual Meeting of Shareholders. Otherwise, the Subject Company shall call a Shareholders' Meeting as soon thereafter as practicable after the Registration Statement is declared effective by the SEC. In connection with the Shareholders' Meeting, (i) the Board of Directors of Subject Company shall recommend (subject to compliance with its fiduciary duties as advised by counsel) to its shareholders the approval of the Merger, and (ii) the Board of Directors (subject to compliance with its fiduciary duties as advised by counsel) and officers of Subject Company shall use their reasonable efforts to obtain shareholder approval.

                  8.2 Authorization of Shares; Exchange Listing. Parent shall submit to its shareholders, at the 1998 Annual Meeting of Shareholders of Parent, a proposal to amend the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock by an amount at least equal to the number of shares of Parent Common Stock issuable in connection with the Merger, and, subject to the approval of such amendment by the shareholders of Parent, shall cause such amendment to become effective and reserve for issuance a sufficient number of shares of Parent Common Stock for the purpose of issuing shares of Parent Common Stock in accordance with the provisions of Sections 3.1 and 3.5 of this Agreement and the Plan of Merger. Parent shall use its reasonable efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Parent Common Stock to be issued to the holders of Subject Company Common Stock or Subject Company Options pursuant to the Merger, and Parent shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

                  8.3 Applications. Parent shall prepare and file, and Subject Company shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement; provided, however, that no party shall be required to seek any Consents for the exercise of any rights or performance of any obligations under the Stock Option Agreement except as set forth in such agreement. At least five business days prior to each filing, Parent shall provide Subject Company and its counsel with copies of such applications. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby as soon as practicable upon their becoming available.

                  8.4 Filings With State Offices. Upon the terms and subject to the conditions of this Agreement, Parent and Subject Company shall execute and file the Articles of Merger with the Secretary of State of the State of Tennessee and the Secretary of State of the Commonwealth of Kentucky in connection with the Closing.

                  8.5 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in
Article 9 of this Agreement; provided, however, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Stock Option Agreement except as set forth in such agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement; provided, however, that no party shall be required to seek any Consents or take any other actions for the exercise of any rights or performance of any obligations under the Stock Option Agreement except as set forth in such agreement.

                  8.6      Investigation and Confidentiality.

                           (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Neither Party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party's customers, jeopardize any attorney-client privilege or contravene any Law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. No investigation by a Party shall affect the representations and warranties of the other Party.

                           (b) Each Party will hold, and will cause its respective Affiliates and their respective officers, directors, employees, agents, consultants, and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary Consents of Regulatory Authorities) or by other requirements of Law, all confidential documents and confidential or proprietary information concerning the other Parties gathered from the other Parties, or their respective officers, directors, employees, agents, consultants or

         Representatives, pursuant to this Agreement, or pursuant to the Confidentiality Agreement, dated September 23, 1997, between Parent and Subject Company, except to the extent that such documents or information can be shown to have been (a) previously lawfully known by the Party receiving such documents or information, (b) in the public domain through no fault of such receiving Party, or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Except as provided in Sections 8.1, 8.2 and 8.3 hereof, no Party will disclose or otherwise provide any such confidential or proprietary documents or information to any other Person, except to the Party's auditors, Representatives and other consultants and advisors who need such documents or information in connection with this Agreement or the Stock Option Agreement, and the transactions contemplated hereby and thereby, and the Parties agree to cause each of the foregoing to be subject to and bound by the confidentiality provisions hereof.

                  8.7 Press Releases. Prior to the Effective Time, Subject Company and Parent shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 8.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

                  8.8 Certain Actions. Except with respect to this Agreement and the transactions contemplated hereby, after the date of this Agreement, neither Subject Company, the Subject Company Subsidiaries nor any Representatives thereof retained by Subject Company or the Subject Company Subsidiaries shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Subject Company's Board of Directors as advised by counsel, Subject Company, the Subject Company Subsidiaries, or Representatives thereof shall not furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Subject Company may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Subject Company shall promptly notify Parent orally and in writing in the event that it receives any Acquisition Proposal or inquiry related thereto. Subject Company shall (i) immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

                  8.9 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

                  8.10 Agreement of Affiliates. Subject Company has disclosed in Section 8.10 of the Subject Company Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of Subject Company as of the date of this Agreement for purposes of Rule 145 under the 1933 Act. Subject Company shall use its reasonable efforts to cause each such Person to

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



deliver to Parent not later than 40 days prior to the Effective Time, a written agreement, substantially in the form of Exhibit 3, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Subject Company Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Parent Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger will qualify for pooling-of-interests accounting treatment, shares of Parent Common Stock issued to such affiliates of Subject Company in exchange for shares of Subject Company Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Parent and Subject Company have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.10 (and Parent shall be entitled to place restrictive legends upon certificates for shares of Parent Common Stock issued to affiliates of Subject Company pursuant to this Agreement to enforce the provisions of this Section 8.10). Parent shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Parent Common Stock by such affiliates.

                  8.11     Employee Benefits and Contracts.

                           (a) Following the Effective Time, Parent shall provide to officers and employees of the Subject Company and any Subject Company Subsidiary, employee benefits under employee benefit and welfare plans of Parent or the Parent Subsidiaries on terms and conditions which when taken as a whole are substantially similar to those currently provided by Parent or a Parent Subsidiary to their similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of retirement plans) benefit accrual under such employee benefit plans, the service of the employees of the Subject Company and any Subject Company Subsidiary prior to the Effective Time shall be treated as service with Parent or a Parent Subsidiary participating in such employee benefit plans.

                           (b) Except as set forth in the Supplemental Letter, Parent shall, and shall cause the Parent Subsidiaries to, honor in accordance with their terms the Subject Company Benefit Plans, each as amended to the date hereof, and other contracts, arrangements, commitments or understandings disclosed in Section 8.11 of the Subject Company Disclosure Memorandum. Parent and Subject Company hereby acknowledge that consummation of the Merger will constitute a "Change in Control" for purposes of all employee benefit plans, contracts, arrangements and commitments that contain change in control provisions and, except as set forth in the Supplemental Letter, agree to abide by the provisions of any employee benefit plan, contract, arrangement or commitment which relates to a Change in Control.

                  8.12     Indemnification.

                           (a) After the Effective Time, Parent shall indemnify, defend and hold harmless the present and former directors, officers, employees, and agents of the Subject Company and any Subject Company Subsidiary (each, an "Indemnified Party") (including any person who becomes a director, officer, employee, or agent prior to the Effective
         Time) against all Liabilities (including reasonable attorneys' fees, and expenses, judgments, fines and amounts paid in settlement) arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under any of Kentucky Law, Subject Company's Articles of Incorporation and By-laws as in effect on the date hereof and any indemnity agreements entered into prior to the date of this Agreement by Subject Company or any Subject Company Subsidiary and any director, officer, employee or agent of Subject Company or any Subject Company Subsidiary, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Parent is required to effectuate any indemnification, Parent shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Parent and the Indemnified Party.

                           (b) Parent shall use its reasonable efforts (and Subject Company shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Subject Company's existing directors' and officers' liability insurance policy (provided that Parent may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Subject Company given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate annual premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Subject Company's directors and officers, 150% of the annual premium payments on Subject Company's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                           (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.12, upon learning of any such Liability or Litigation, shall promptly notify Parent thereof, provided that the failure so to notify shall not affect the obligations of Parent under this Section 8.12 unless and to the extent such failure materially increases Parent's Liability under this Section
         8.12. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties or between the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that Parent shall be obligated pursuant to this paragraph (c) to pay for only two firms of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) neither Parent nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent or have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                           (d) If either Parent or the Surviving Corporation or any of their respective successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 8.12.

                           (e) Parent shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this
         Section 8.12.

                           (f) The provisions of this Section 8.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                  8.13 Merger Subsidiary. Prior to the Effective Time, the outstanding capital stock of Merger Subsidiary shall consist of 1,000 shares of Merger Subsidiary Common Stock, all of which shares shall be owned by Parent. Parent, as the sole stockholder of Merger Subsidiary, shall vote prior to the Effective Time the shares of Merger Subsidiary Common Stock in favor of this Agreement.


                                    ARTICLE 9

                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

                  9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

                           (a) Shareholder Approval. The shareholders of Subject Company shall have approved this Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, as and to the extent required by Law, or by the provisions of any governing instruments (without regard to any shares which are voted pursuant to irrevocable proxies, the validity of which has been contested by the underlying owner, unless the underlying owner has given written instructions with respect to the voting of such shares in connection with this Agreement).

                           (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (other than matters relating to the raising of additional capital or the disposition of Assets or deposit Liabilities and associated branches) which in the reasonable judgment of the Board of Directors of Parent would so materially adversely impact the financial or economic benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Parent would not, in its reasonable judgment, have entered into this Agreement.

                           (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party.

                           (d) Legal Proceedings. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced, or entered by Law or Order (whether temporary, preliminary, or permanent) or taken any other action which prohibits, restricts, or makes illegal consummation of the transactions contemplated by this Agreement.

                           (e) Registration Statement. The Registration
         Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding, or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Parent Common Stock issuable pursuant to the Merger shall have been received.

                           (f) Exchange Listing. The shares of Parent Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

                           (g) Tax Matters. Parent shall have received a written opinion of counsel from Wyatt, Tarrant & Combs, and Subject Company shall have received a written opinion of counsel from Brown, Todd & Heyburn, PLLC, in form and substance reasonably satisfactory to Parent and Subject Company, respectively, dated as of the Effective Time, in each case substantially to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) Parent, Merger

         Subsidiary and Subject Company will each be "a party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code; (iii) no gain or loss will be recognized by the shareholders of Subject Company who exchange all of their Subject Company Common Stock solely for Parent Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Parent Common Stock), (iv) the tax basis of the Parent Common Stock received by shareholders of Subject Company who exchange Subject Company Common Stock solely for Parent Common Stock in the Merger will be the same as the tax basis of the Subject Company Common Stock surrendered in exchange therefor, (v) the holding period of the Parent Common Stock received by shareholders of Subject Company in the Merger will include the period during which the shares of Subject Company Common Stock surrendered in exchange therefor were held, provided such Subject Company Common Stock was held as a capital asset by the holder of such Subject Company Common Stock at the Effective Time, and (vi) neither Subject Company nor Parent will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, such counsel shall require and be entitled to rely upon representations and covenants of officers of Parent, Subject Company, shareholders of Subject Company and others reasonably satisfactory in form and substance to such counsel.

                           (h) Amendment of Parent's Charter. The shareholders of Parent shall have approved an amendment to Parent's Restated Charter of Incorporation to increase the number of authorized shares of Parent Common Stock to at least 150,000,000 and in any event to a sufficient number of authorized shares of Parent Common Stock to enable Parent to issue authorized shares of Parent Common Stock in accordance with its obligations under Article 3 of this Agreement and the Plan of Merger.

                  9.2 Conditions to Obligations of Parent. The obligations of Parent to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Parent pursuant to Section 11.6(a) of this Agreement:

                           (a) Representations and Warranties. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Subject Company set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specific date shall speak only as of such date). The representations and warranties of Subject Company set forth in Sections 5.1, 5.2, 5.3, 5.19, 5.20, and 5.21 of this Agreement shall each be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Subject Company set forth in this Agreement (including the representations and warranties set forth in Sections 5.1, 5.2, 5.3, 5.19, 5.20, and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Subject Company, provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                           (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Subject Company to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                           (c) Certificates. Subject Company shall have delivered to Parent (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Subject Company's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Parent shall request.

                           (d) Parent Pooling Letter. Parent shall have received a copy of a letter, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to it and in a form reasonably acceptable to it, from Price Waterhouse LLP to the effect that the Merger will qualify for pooling of interests accounting treatment.

                  9.3 Conditions to Obligations of Subject Company. The obligations of Subject Company to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Subject Company pursuant to Section 11.6(b) of this Agreement.

                           (a) Representations and Warranties. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Parent set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Parent set forth in Sections 6.1, 6.2, 6.3 and 6.14 of this Agreement shall each be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Parent set forth in this Agreement (including the representations and warranties set forth in Sections 6.1, 6.2, 6.3 and 6.14) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Material Adverse Effect on Parent; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or "Knowledge" shall be deemed not to include such qualifications.

                           (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Parent to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                           (c) Certificates. Parent shall have delivered to Subject Company (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by Parent's or Merger Subsidiary's Boards of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Subject Company shall request.

                           (d) Subject Company Pooling Letter. Subject Company shall have received a copy of the letters contemplated by Section 9.2(d).

                           (e) Fairness Opinion. Subject Company shall have received opinions from Keefe, Bruyette & Woods, Inc. and Stifel, Nicolaus & Company, Inc. to the effect that the Merger is fair to Subject Company shareholders from a financial point of view dated the date of the Proxy Statement.


                                   ARTICLE 10

                                   TERMINATION

                  10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Subject Company, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                           (a) By mutual consent of the Board of Directors of Parent and the Board of Directors of Subject Company; or

                           (b) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of an inaccuracy of any representation or warranty of the other Party contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such inaccuracy and which inaccuracy would provide the terminating Party the ability to refuse to consummate the Merger under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) of this Agreement in the case of Parent; or

                           (c) By the Board of Directors of either Party (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement under the applicable standard set forth in Section 9.2(a) of this Agreement in the case of Subject Company and Section 9.3(a) in the case of Parent or in material breach of any covenant or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                           (d) By the Board of Directors of either Party in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Subject Company fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the KBCA and this Agreement at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon, or (iii) the shareholders of Parent, at the 1998 Annual Meeting of Shareholders of Parent, fail to vote their approval of an amendment to the Restated Charter of Incorporation of Parent to increase the number of authorized shares of Parent Common Stock, to the extent Parent would not have sufficient authorized shares of Parent Common Stock available for issuance in the Merger; or

                           (e) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by August 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any willful breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

                           (f) By the Board of Directors of Subject Company upon written notice to Parent at any time during the ten-day period commencing two days after the Determination Date, if either:

                               A.      Both of the following conditions are
                  satisfied:

                                       (1) the Average Closing Price shall be
                           less than the product of (i) 0.85 and (ii) the Starting Price; and

                                       (2) (i) the quotient obtained by
                           dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio"); or

                               B. The Average Closing Price shall be less than the product obtained by multiplying 0.80 times the Starting Price;

         subject, however, to the following four sentences. If Subject Company refuses to consummate the Merger pursuant to this Section 10.1(f), it shall give prompt written notice thereof to Parent which notice shall specify which of the clauses A. or B. is applicable (or if both would be applicable, which clause is being invoked); provided, that such notice of election to terminate may be withdrawn at any time within the aforementioned ten-day period. During the five-day period commencing with its receipt of such notice, Parent shall have the option in the case of a failure to satisfy the condition in clause A., to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.85, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio. During the five-day period commencing with its receipt of such notice, Parent shall have the option, in the case of a failure to satisfy the condition in clause B., to elect to increase the Exchange Ratio to the quotient obtained by dividing (i) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect), by
         (ii) the Average Closing Price. If Parent makes an election contemplated by the preceding two sentences, within such five-day period, it shall give prompt written notice to Subject Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 10.1(f) and this Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 10.1(f).

                  For purposes of this Section 10.1(f), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Shareholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 15 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:

            Bank Holding Companies                       Weighting
--------------------------------------------         ------------------
 AmSouth Bancorporation                                           5.99%
 BB&T Corporation                                                 10.41
 Crestar Financial Corporation                                     7.75
 First American Corporation                                        3.94
 First of America Bank Corporation                                 7.04
 First Security Corporation                                        5.10
 First Tennessee National Corporation                              5.25
 Firstar Corporation                                               7.55
 Huntington Bancshares, Inc.                                       9.30
 Marshall & Ilsley Corporation                                     7.40
 Mercantile Bancorporation, Inc.                                   9.05
 National Commerce Bancorp                                         2.11
 Old Kent Financial Corporation                                    4.62
 Regions Financial Corporation                                     7.30
 SouthTrust Corporation                                            7.19
                                                                -------

         Total                                                  100.00%
                                                                ======

                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) on the Starting Date.

                  If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 10.1(f).

                  10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement and the Plan of Merger shall become void and have no effect, except that (i) the provisions of this Section 10.2, Section 8.6(b), Section
11.2 and Section 11.3 of this Agreement shall survive any such termination and abandonment, and (ii) a termination pursuant to the terms of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement. The Stock Option Agreement shall be governed by its terms as to its termination.

                  10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for those covenants and agreements which by their terms apply in whole or in part after the Effective Time.

                                   ARTICLE 11

                                  MISCELLANEOUS

                  11.1     Definitions.

                           (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:


                  "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "Affiliate" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

                  "Agreement" shall mean this Agreement, including the Stock Option Agreement and the Exhibits delivered pursuant hereto and incorporated herein by reference.

                  "Articles of Merger" shall mean the Articles of Merger to be executed by Subject Company and filed with the Secretary of State of the Commonwealth of Kentucky and the Secretary of State of the State of Tennessee relating to the Merger as contemplated by Section 1.1 of this Agreement.

                  "Assets" of a Person shall mean all of the assets, properties, businesses, and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

                  "Bank" shall mean Peoples First National Bank and Trust
         Company.

                  "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

                  "Closing Date" shall mean the date on which the Closing occurs.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                  "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "Default" shall mean (i) any breach or violation of or default under any Contract, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase or impose any Liability under, any Contract, Order or Permit.

                  "Dissenting Shares" shall mean any shares of Subject Company Common Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 27IB of the KBCA.

                  "Environmental Laws" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with Subject Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA.

                  "Exhibits" shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "Hazardous Material" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
         Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR Act" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "Intellectual Property" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

                  "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "KBCA" shall mean the Kentucky Business Corporation Act.

                  "Knowledge" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known by the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or General Counsel of such Person.

                  "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted, or enforced by any Regulatory Authority.

                  "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost, or expense (including costs of investigation, collection, and defense), claim, deficiency, guaranty, or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention, or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current Taxes upon the assets or properties of a Party or its Subsidiaries which are not yet due and payable, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business.

                  "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplat-ed by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "Material Adverse Effect" on a Party shall mean an event, change, or occurrence which, individually or together with any other event, change, or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement in accordance with applicable Law, provided that "Material Adverse Effect" and "material adverse impact" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions or omissions of a Party (or any of its Subsidiaries) taken with the prior written consent of the other Party, (d) changes in economic conditions or interest rates generally affecting financial institutions, or (e) the direct effects of compliance with this Agreement (including the expense associated with the vesting of benefits under the various employee benefit plans of Subject Company as a result of the Merger constituting a change of control) on the operating performance of the Parties, including expenses incurred by the Parties in consummating the transactions contemplated by the Agreement.

                  "Merger Subsidiary" shall mean Union Planters Holding Corporation, a wholly owned subsidiary of Parent organized under the Laws of the State of Tennessee.

                  "Merger Subsidiary Common Stock" shall mean the $1.00 par value common stock of Merger Subsidiary.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "1933 Act" shall mean the Securities Act of 1933, as amended.

                  "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Operating Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local, or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "Parent Capital Stock" shall mean, collectively, the Parent Common Stock, the Parent Preferred Stock and any other class or series of capital stock of Parent.

                  "Parent Common Stock" shall mean the $5.00 par value common stock of Parent.

                  "Parent Disclosure Memorandum" shall mean the written information entitled "Parent Memorandum" delivered prior to the date of this Agreement to Subject Company describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "Parent Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Parent as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, 1997 and for each of the three years ended December 31, 1996, 1995 and 1994, as filed by Parent in SEC Documents, and (ii) the consolidated balance sheets of Parent (including related notes and schedules, if any) and related statements of earnings, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                  "Parent Preferred Stock" shall mean the no par value preferred stock of Parent and shall include the (i) Series A Preferred Stock and
         (ii) Series E 8% Cumulative, Convertible Preferred Stock, of Parent ("Parent Series E Preferred Stock").

                  "Parent Rights" shall mean the preferred stock purchase rights issued pursuant to the Parent Rights Agreement.

                  "Parent Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between Parent and UPNB, as Rights Agent.

                  "Parent Subsidiaries" shall mean the Subsidiaries of Parent and any corporation, bank, or other organization acquired as a Subsidiary of Parent in the future and owned by Parent at the Effective Time.

                  "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "Party" shall mean either Subject Company or Merger Subsidiary or Parent, and "Parties" shall mean, collectively, Subject Company, Merger Subsidiary and Parent.

                  "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

                  "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Plan of Merger" shall mean the Plan of Merger of even date herewith entered into by Parent, Merger Subsidiary and Subject Company, in the form of Exhibit 1.

                  "Proxy Statement" shall mean the proxy statement used by Subject Company to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Parent relating to the issuance of the Parent Common Stock to holders of Subject Company Common Stock.

                  "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Parent under the 1933 Act with respect to the shares of Parent Common Stock to be issued to the shareholders of Subject Company in connection with the transactions contemplated by this Agreement.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the Commonwealth of Kentucky, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

                  "Representative" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative of a Person.

                  "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

                  "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Law.

                  "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "Shareholders' Meeting" shall mean the meeting of the shareholders of Subject Company to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Stock Option Agreement" shall mean the Stock Option Agreement of even date herewith issued to Parent by Subject Company, substantially in the form of Exhibit 2.

                  "Subject Company Common Stock" shall mean the common stock of Subject Company.

                  "Subject Company Disclosure Memorandum" shall mean the written information entitled "Subject Company Disclosure Memorandum" delivered prior to the date of this Agreement to Parent describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

                  "Subject Company Financial Statements" shall mean (i) the consolidated statements of financial position (including related notes and schedules, if any) of Subject Company as of September 30, 1997, and as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) for the nine months ended September 30, and for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Subject Company in SEC Documents, and (ii) the consolidated statements of financial position of Subject Company(including related notes and schedules, if any) and related statements of operations, shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1997.

                  "Subject Company Rights" shall mean the junior participating preferred stock purchase rights issued pursuant to the Subject Company Rights Agreement.

                  "Subject Company Rights Agreement" shall mean that certain Rights Agreement, dated January 18, 1995, between Subject Company and Boatman's Trust Company, as Rights Agent, as amended by the First Amendment, dated October 20, 1997, between Subject Company and Boatman's Trust Company, as Rights Agent, and by the Second Amendment, dated November 17, 1997, between Subject Company and Registrar and Trust Company, as successor trustee.

                  "Subject Company Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Subject Company.

                  "Subject Company Subsidiaries" shall mean the Subsidiaries of Subject Company, which shall include Subject Company Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, or other organization acquired as a Subsidiary of Subject Company in the future and owned by Subject Company at the Effective Time.

                  "Subsidiaries" shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 10% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 10% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, there shall not be included any such entity acquired through fore-closure or any such equity the equity securities of which are owned or controlled in a fiduciary capacity.

                  "Supplemental Letter" shall mean the supplemental letter of even date herewith relating to certain understandings and agreements with respect to certain employment matters following the Effective Time in addition to those included in this Agreement.

                  "Surviving Corporation" shall mean Merger Subsidiary as the surviving corporation resulting from the Merger.

                  "Tax" or "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign).

                  "TBCA" shall mean the Tennessee Business Corporation Act.

                  "Thrift" shall mean Peoples First, FSB.

                           (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:


Average Closing Price.......................................   Section 10.1(f)
Closing.....................................................   Section 1.2
Determination Date..........................................   Section 10.1(f)
Effective Time  ............................................   Section 1.3
ERISA Affiliate ............................................   Section 5.14(c)
Exchange Agent  ............................................   Section 4.1
Exchange Ratio  ............................................   Section 3.1(c)
Indemnified Party...........................................   Section 8.12(a)
Index Group ................................................   Section 10.1(f)
Index Price ................................................   Section 10.1(f)
Index Ratio ................................................   Section 10.1(f)
Maximum Amount .............................................   Section 8.12(b)
Merger  ....................................................   Section 1.1
Parent Ratio................................................   Section 10.1(f)
Parent SEC Reports..........................................   Section 6.12
Starting Date...............................................   Section 10.1(f)
Starting Price..............................................   Section 10.1(f)

Subject Company Benefit Plans...............................   Section 5.14(a)
Subject Company Contracts ..................................   Section 5.15
Subject Company ERISA Plan..................................   Section 5.14(a)
Subject Company Options.....................................   Section 3.5(a)
Subject Company Pension Plan................................   Section 5.14(a)
Subject Company SEC Reports ................................   Section 5.17
Takeover Laws...............................................   Section 5.20
Tax Opinion.................................................   Section 9.1(g)



                           (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

                  11.2     Expenses.

                           (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement based on the relative Asset sizes of the Parties at December 31, 1996.

                           (b) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

                  11.3 Brokers and Finders. Except for Keefe, Bruyette & Woods, Inc. and Stifel Nicolaus & Company Inc. each as to Subject Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Subject Company or Parent other than those disclosed in the previous sentence, each of Subject Company and Parent, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability incurred by such party in respect of any such claim.

                  11.4 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the other documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral, including, without limitation, the Confidentiality Agreement, dated September 23, 1997, between Parent and Subject Company. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.12 of this Agreement.

                  11.5 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained.

                  11.6     Waivers.

                           (a) Prior to or at the Effective Time, Parent, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Subject Company, to waive or extend the time for the compliance or fulfillment by Subject Company of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Parent under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Parent.

                           (b) Prior to or at the Effective Time, Subject Company, acting through its Board of Directors, chief executive officer, or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Parent, to waive or extend the time for the compliance or fulfillment by Parent of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to its obligations of Subject Company under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Subject Company.

                           (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach of a waiver of any other condition or of the breach of any other term of this Agreement.

                  11.7 Assignment. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

                  11.8 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the person at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Subject Company:                            Peoples First Corporation
                                            100 South Fourth Street
                                            Paducah, Kentucky  42001
                                            Attention: Aubrey W. Lippert
                                            Telecopy Number: (502) 441-1526

Copy to Subject Counsel:                    Brown, Todd & Heyburn, PLLC
                                            3200 Providian Center
                                            Louisville, Kentucky 40202-3363
                                            Attention: R. James Straus, Esq.
                                            Telecopy Number: (502) 581-1087

Parent:                                     Union Planters Corporation
                                            7130 Goodlett Farms Parkway
                                            Memphis, Tennessee  38018
                                            Attention: Jackson W. Moore
                                            Telecopy Number: (901) 580-2939

Copy to Counsel:                            Union Planters Corporation
                                            7130 Goodlett Farms Parkway
                                            Memphis, Tennessee 38018
                                            Attention: E. James House, Jr., Esq.
                                            Telecopy Number: (901) 580-2939

                                                              and

                                            Wyatt, Tarrant & Combs
                                            2800 Citizens Plaza
                                            Louisville, Kentucky 40202
                                            Attention: Stewart E. Conner, Esq.
                                            Telecopy Number: (502) 589-0309

                  11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the Commonwealth of Kentucky, without regard to any applicable conflicts of Laws.

                  11.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

                  11.12 Interpretations. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

                  11.13 Enforcement of Agreement. The Parties agree that time is of the essence in the performance of their respective obligations under this Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be enforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                                     PEOPLES FIRST CORPORATION






By: /S/ EILEEN M. DUOBINIS-GRAY             By: /S/ AUBREY W. LIPPERT
   -------------------------------             --------------------------------

Title: SECRETARY                            Title: CHAIRMAN, PRESIDENT AND CEO
      ----------------------------                -----------------------------


[CORPORATE SEAL]



ATTEST:                                     UNION PLANTERS CORPORATION



By: /S/ E. JAMES HOUSE, JR.                 By: /S/ JACKSON W. MOORE
   -------------------------------             --------------------------------
                                                 Jackson W. Moore

Title: CORPORATE SECRETARY                  Title: President & Chief Operating
      ----------------------------                -----------------------------
                                                  Officer
                                                  -------



ATTEST:                                     UNION PLANTERS HOLDING CORPORATION



By: /S/ LYNN L. LANIGAN                     By: /S/ JACKSON W. MOORE
   -------------------------------             --------------------------------
                                                    Jackson W. Moore

Title: SECRETARY                            Title: President
      ----------------------------                -----------------------------



[CORPORATE SEAL]

                                    EXHIBIT 1

                                 PLAN OF MERGER
                           PROVIDING FOR THE MERGER OF
               PEOPLES FIRST CORPORATION, A KENTUCKY CORPORATION,
                                  WITH AND INTO
                       UNION PLANTERS HOLDING CORPORATION


                  THIS PLAN OF MERGER is made and entered into as of November 17, 1997, by and between Peoples First Corporation, a Kentucky corporation ("Subject Company"), Union Planters Holding Corporation, a Tennessee corporation ("Merger Subsidiary"), and joined in by Union Planters Corporation, a Tennessee corporation ("Parent").

                  This Plan of Merger is entered into concurrently with, and pursuant to, the Plan and Agreement of Merger (the "Acquisition Agreement"), dated the date hereof, between Subject Company and Merger Subsidiary, and joined in by Parent.

                  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Acquisition Agreement.

         1. SUBJECT COMPANY. Subject Company is corporation duly organized under the laws of the Commonwealth of Kentucky and has its principal office located in Paducah, Kentucky. The authorized capital stock of Subject Company consists of (a) shares of common stock ("Subject Company Common Stock"), and (b) shares of preferred stock.

         2. MERGER SUBSIDIARY. Merger Subsidiary is a corporation duly organized under the laws of Tennessee and has its principal office located in Memphis, Tennessee. The authorized capital stock of Merger Subsidiary consists of 1,000 shares of common stock ("Merger Subsidiary Common Stock"), of which 1,000 shares are validly issued and outstanding and owned by Parent, fully paid and nonassessable.

         3. PARENT. Parent is a corporation duly organized under the laws of Tennessee and has its principal office located in Memphis, Tennessee. The authorized capital stock of Parent consists of shares of common stock ("Parent Common Stock"), and (b) shares of preferred stock ("Parent Preferred Stock"). Parent will issue shares of Parent Common Stock in the Merger (as defined below), and will own all of the outstanding shares of the Surviving Corporation.

         4. MERGER. Subject to the terms and conditions of this Plan of Merger and the Acquisition Agreement, at the Effective Time (as defined in Section 5 below), Subject Company shall be merged with and into Merger Subsidiary in accordance with the provisions of KRS 271B.11-070 of the KBCA and
Section 48-21-109 of the TBCA and with the effect provided in KRS 271B.11-060 of the KBCA and Section 48-21-108 of the TBCA (the "Merger"). Merger Subsidiary shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Tennessee. The Merger shall be consummated pursuant to the terms of this Plan of Merger and the Acquisition Agreement, which have been or will be approved and adopted by the respective Boards of Directors of Subject Company, Parent and Merger Subsidiary, as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         5. EFFECTIVE TIME. The Merger and other transactions contemplated by the Acquisition Agreement and this Plan of Merger shall become effective on the Closing Date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the Commonwealth of Kentucky and the Secretary of State of the State of Tennessee (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each of Subject Company, Merger Subsidiary and Parent, Subject Company, Merger Subsidiary and Parent shall use their reasonable efforts to cause the Effective Time to occur on a date designated by Parent which date shall be within 45 days following the last to occur of (i) the effective date of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger (taking into account any requisite waiting period in respect thereof), (ii) the date on which the shareholders of Subject Company approve the Acquisition Agreement, and (iii) the date on which all other conditions precedent (other than those conditions which relate to actions to be taken at the Closing) to the obligations of each of Subject Company, Merger Subsidiary and Parent under the Agreement shall have been satisfied or waived (to the extent waivable by such party).

         6. SURVIVING CORPORATION - CORPORATE MATTERS. From and after the Effective Time, until changed or amended in accordance with the Charter of Incorporation and Bylaws of the Surviving Corporation, or otherwise in accordance with law:

                  (a) Charter. The Charter (the "Charter") of Merger Subsidiary in effect immediately prior to the Effective Time shall be the Charter of the Surviving Corporation until otherwise amended or repealed.

                  (b) By-Laws. The By-laws of Merger Subsidiary (the "By-Laws") in effect immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation until otherwise amended or repealed.

                  (c) Directors and Officers. The directors of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the By-laws of the Surviving Corporation. The officers of Merger Subsidiary in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from the Effective Time in accordance with the By-laws of the Surviving Corporation.

         7.       MANNER OF CONVERSION OF SHARES.

                  (a) Conversion of Shares. Subject to the provisions of this
Section 7, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Subsidiary, Subject Company, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

                      (i) Each share of Parent Capital Stock, including any associated Parent Rights, issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                      (ii) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall represent one share of the Surviving Corporation from and after the Effective Time.

                      (iii) Except for Dissenting Shares, each share of Subject Company Common Stock, including any associated or attached Subject Company Rights, (excluding shares held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.6 shares of Parent Common Stock (subject to possible adjustment as set forth in Section 7(f) of this Agreement, the "Exchange Ratio"). Pursuant to the Parent Rights Agreement, each share of Parent Common Stock issued in connection with the Merger upon conversion of Subject Company Common Stock shall be accompanied by a Parent Right.

Dissenting Shares shall not be converted pursuant to Section 7(a)(iii) in the Merger but, at and after the Effective Time, shall represent only the right to receive payment in accordance with Subtitle 13 of the KBCA. If a holder of Dissenting Shares becomes ineligible for payment under Subtitle 13 of the KBCA, then such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted in the manner set forth in Section 7(a)(iii) effective as of the Effective Time.

                  (b) Anti-Dilution Provisions. In the event Parent changes the number of shares of Parent Common Stock issued and outstanding after the date of this Agreement and prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

                  (c) Shares Held by Subject Company or Parent. Each of the shares of Subject Company Common Stock held by Subject Company, any Subject Company Subsidiary, Parent or any Parent Subsidiary, in each case other than in fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (d) Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of Subject Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fractional share of Parent Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional share of Parent Common Stock multiplied by the closing price of such common stock on the NYSE-Composite Transactions List (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                  (e) Conversion of Stock Options.

                           (i) At the Effective Time, each option to purchase or other right with respect to shares of Subject Company Common Stock pursuant to stock options, stock appreciation rights or other rights, including stock awards, but excluding any Subject Company Rights ("Subject Company Options") granted by Subject Company under the Subject Company Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become options with respect to Parent Common Stock, and Parent shall assume each Subject Company Option, in accordance with the terms of the applicable Subject Company Stock Plan and stock option or other agreement by which it is evidenced, except that from and after the Effective Time, (i) Parent and its Salary and Benefits Committee shall be substituted for Subject Company and the committee of Subject Company's Board of Directors (including, if applicable, the entire Board of Directors of Subject Company) administering such Subject Company Stock Plan, (ii) each Subject Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock (or cash in the case of stock appreciation rights), (iii) the number of shares of Parent Common Stock subject to such Subject Company Option shall be equal to the number of shares of Subject Company Common Stock subject to such Subject Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounding to the nearest whole share (rounding down with respect to any "incentive stock options"), and (iv) the per share exercise price under each such Subject Company Option shall be adjusted by dividing the per share exercise price under each such Subject Company Option by the Exchange Ratio and rounding to the nearest cent (rounding up with respect to any "incentive stock options"). Notwithstanding clauses (iii) and (iv) of the first sentence of this Section 7(e)(i), each Subject Company Option that is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Parent and Subject Company agree to take all necessary steps to effectuate the foregoing provisions of this Section 7(e).

                           (ii) As soon as practicable after the Effective Time, Parent shall deliver to the participants in each Subject Company Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants under such Subject Company Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 7(e)(i) after giving effect to the Merger including any acceleration of option vesting resulting from the Merger), and Parent shall comply with the terms of each Subject Company Stock Plan to ensure, subject to the provisions of such Subject Company Stock Plan, that Subject Company Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Within 30 days after the Effective Time, Parent shall file a registration statement on Form S-8 with respect to the shares of Parent Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                           (iii) All contractual restrictions or limitations on transfer with respect to Subject Company Common Stock awarded under the Subject Company Stock Plans or any other plan, program, or Contract of Subject Company or any of the Subject Company Subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed (whether as a result of the Merger or otherwise), and except as otherwise expressly provided in such plan, program, or Contract, shall remain in full force and effect with respect to shares of Parent Common Stock into which such restricted stock is converted pursuant to Section 7(a) of this Agreement.

                  (f) Adjustment of Exchange Ratio. If the Board of Directors of Subject Company provides written notice to Parent in accordance with the Acquisition Agreement that Subject Company refuses to consummate the Merger because, at any time during the ten-day period commencing two days after the Determination Date, if either:

                           A.       Both of the following conditions are
         satisfied:

                                    (1)      the Average Closing Price shall be
                  less than the product of (i) 0.85 and (ii) the Starting Price; and

                                    (2)      (i) the quotient obtained by
                  dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Parent Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date and subtracting 0.10 from the quotient in this clause (2)(ii) (such number being referred to herein as the "Index Ratio"); or

                           B. The Average Closing Price shall be less than the product obtained by multiplying 0.80 times the Starting Price;

which notice shall specify which of the clauses A. or B. is applicable (or if both would be applicable, which clause is being invoked); then during the five-day period commencing with its receipt of such notice, Parent shall have the option to elect to increase the Exchange Ratio as follows: During the five-day period commencing with its receipt of such notice, Parent shall have the option, in the case of a failure to satisfy the condition in clause A., to elect to increase the Exchange Ratio to equal the lesser of (i) the quotient obtained by dividing (1) the product of 0.85, the Starting Price, and the Exchange Ratio (as then in effect) by (2) the Average Closing Price, and (ii) the quotient obtained by dividing (1) the product of the Index Ratio and the Exchange Ratio (as then in effect) by (2) the Parent Ratio. During the five-day period commencing with its receipt of such notice, Parent shall have the option, in the case of a failure to satisfy the condition in clause B., to elect to increase the Exchange Ratio to the quotient obtained by dividing (i) the product of 0.80, the Starting Price and the Exchange Ratio (as then in effect), by (ii) the Average Closing Price. If Parent makes an election contemplated by the preceding two sentences, within such five-day period, it shall give prompt written notice to Subject Company of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section 7(f) and this Plan of Merger shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Plan of Merger to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section 7(f).

                  For purposes of this Section 7(f), the following terms shall have the meanings indicated:

                  "Average Closing Price" shall mean the average of the daily last sales prices of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) for the 20 consecutive full trading days in which such shares are traded on the NYSE ending at the close of trading on the Determination Date.

                  "Determination Date" shall mean the later of the date (i) of the Shareholders' Meeting and (ii) on which the Consent of the Board of Governors of the Federal Reserve System shall be received (without regard to any requisite waiting period thereof).

                  "Index Group" shall mean the 15 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such company to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization as of the Starting Date. In the event that any such company or companies are removed from the Index Group as a result of any of the events described in the preceding sentence, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 15 bank holding companies and the weights attributed to them are as follows:

         Bank Holding Companies                               Weighting
---------------------------------------------       -------------------------
 AmSouth Bancorporation                                                5.99%
 BB&T Corporation                                                     10.41
 Crestar Financial Corporation                                         7.75
 First American Corporation                                            3.94
 First of America Bank Corporation                                     7.04
 First Security Corporation                                            5.10
 First Tennessee National Corporation                                  5.25
 Firstar Corporation                                                   7.55
 Huntington Bancshares, Inc.                                           9.30
 Marshall & Ilsley Corporation                                         7.40
 Mercantile Bancorporation, Inc.                                       9.05
 National Commerce Bancorp                                             2.11
 Old Kent Financial Corporation                                        4.62
 Regions Financial Corporation                                         7.30
 SouthTrust Corporation                                                7.19
                                                                      -----

         Total                                                       100.00%
                                                                     ======


                  "Index Price" on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the closing prices of the companies composing the Index Group.

                  "Starting Date" shall mean the fourth full trading day after the announcement by press release of the Merger.

                  "Starting Price" shall mean the closing price per share of Parent Common Stock as reported on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source as chosen by Parent) on the Starting Date.

                  If Parent or any company belonging to the Index Group declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares, or similar transaction between the date of this Agreement and the Determination Date, the prices for the common stock of such company or Parent shall be appropriately adjusted for the purposes of applying this Section 7(f).

         8.       SURRENDER OF CERTIFICATES AND EXCHANGE OF SHARES.

                  (a) Exchange Procedures. Promptly after the Effective Time, Parent and Subject Company shall cause the exchange agent selected by Parent (the "Exchange Agent") to mail to the former shareholders of Subject Company appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Subject Company Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). Subject Company shall have the right to review and approve the transmittal materials. The Exchange Agent may establish reasonable and customary rules and procedures in connection with its duties. After the Effective Time, each holder of shares of Subject Company Common Stock (other than Dissenting Shares or shares to be canceled pursuant to Section 7(c) of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 7(a) of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 8(b) of this Agreement. To the extent required by Section 7(d) of this Agreement, each holder of shares of Subject Company Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of Parent Common Stock to which such holder may be otherwise entitled (without interest). Parent shall not be obligated to deliver the consideration to which any former holder of Subject Company Common Stock is entitled as a result of the merger until such holder surrenders such holder's certificate or certificates representing the shares of Subject Company Common Stock for exchange as provided in this Section 8(a). The certificate or certificates of Subject Company Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Parent nor the Exchange Agent shall be liable to a holder of Subject Company Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

                  (b) Rights of Former Subject Company Shareholders. At the Effective Time, the stock transfer books of Subject Company shall be closed as to holders of Subject Company Common Stock immediately prior to the Effective Time and no transfer of Subject Company Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 8(a) of this Agreement, each certificate theretofore representing shares of Subject Company Common Stock (other than Dissenting

Shares or shares to be canceled pursuant to Section 7(c) of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 7(a) and 7(d) of this Agreement in exchange therefor, subject, however, to the Surviving Corporation's obligations to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Subject Company in respect of such shares of Subject Company Common Stock in accordance with the terms of the Acquisition Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Parent on the Parent Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Parent Common Stock issuable pursuant to this Agreement, but beginning 30 days after the Effective Time no dividend or other distribution payable to the holders of record of Parent Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Subject Company Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 8(a) of this Agreement. However, upon surrender of such Subject Company Common Stock certificate, both a Parent Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such certificate. In the event any Subject Company Common Stock certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent, the posting by such person of a bond in such amount as Parent may reasonably direct as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate the shares of Parent Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

         9. TAX REORGANIZATION. The Boards of Directors of Parent, Merger Subsidiary and Subject Company have each approved, or will approve, the Acquisition Agreement and this Plan of Merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

         10.      EFFECT OF MERGER.  From and after the Effective Time:

                  (a) Subject Company shall, as provided in Chapter 271B of the KBCA and the TBCA, be merged into and continued in Merger Subsidiary, which at all times after the Effective Time shall be referred to as the "Surviving Corporation" and the separate existence of Subject Company shall cease;

                  (b) The title to all real estate and other property owned by each corporation party to the Merger shall be vested in the Surviving Corporation without reversion or impairment;

                  (c) The Surviving Corporation shall have all liabilities of each corporation which is a party to the Merger; and

                  (d) A proceeding pending against Subject Company may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for Subject Company.

         11. AMENDMENT, TERMINATION. This Plan of Merger shall terminate automatically, and be of no further effect, if the Acquisition Agreement is terminated in accordance with its terms prior to the Effective Time. This Plan of Merger may be amended by a subsequent writing signed by each of the parties upon the approval of the Boards of Directors of each of the parties, whether before or after shareholder approval of this Agreement has been obtained.

         12. DEFINITIONS. Capitalized terms not otherwise defined in this Plan of Merger shall have the following meanings:

                  "Affiliate" of a Person shall mean any other Person, directly or indirectly through one or more intermediaries, controlling, controlled by, or under common control with such Person.

                  "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

                  "Dissenting Shares" shall mean any shares of Subject Company Common Stock with respect to which the record or beneficial holder has properly perfected the holder's rights to dissent under Subtitle 13 of Chapter 27IB of the KBCA.

                  "KBCA" shall mean the Kentucky Business Corporation Act.

                  "NYSE" shall mean the New York Stock Exchange, Inc.

                  "Parent Capital Stock" shall mean, collectively, the Parent Common Stock, the Parent Preferred Stock and any other class or series of capital stock of Parent.

                  "Parent Common Stock" shall mean the $5.00 par value common stock of Parent.

                  "Parent Preferred Stock" shall mean the no par value preferred stock of Parent and shall include the (i) Series A Preferred Stock and
         (ii) Series E 8% Cumulative, Convertible Preferred Stock, of Parent ("Parent Series E Preferred Stock").

                  "Parent Rights" shall mean the preferred stock purchase rights issued pursuant to the Parent Rights Agreement.

                  "Parent Rights Agreement" shall mean that certain Rights Agreement, dated January 19, 1989, between Parent and UPNB, as Rights Agent.

                  "Person" shall mean a natural person or any legal, commercial, or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Office of Thrift

         Supervision, the Federal Deposit Insurance Corporation, the Department of Financial Institutions of the Commonwealth of Kentucky, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NYSE, the NASD, and the SEC.

                  "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, warrants, or other binding obligations of any character whatsoever by which a Person is or may be bound to issue additional shares of its capital stock or other Rights, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person.

                  "Shareholders' Meeting" shall mean the meeting of the shareholders of Subject Company to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

                  "Subject Company Common Stock" shall mean the common stock of Subject Company.

                  "Subject Company Rights" shall mean the junior participating preferred stock purchase rights issued pursuant to the Subject Company Rights Agreement.

                  "Subject Company Rights Agreement" shall mean that certain Rights Agreement, dated January 18, 1995, between Subject Company and Boatman's Trust Company, as Rights Agent, as amended by the First Amendment, dated October 20, 1997, between Subject Company and Boatman's Trust Company, as Rights Agent, and by the Second Amendment, dated November 17, 1997, between Subject Company and Registrar and Trust Company, as successor trustee.

                  "Subject Company Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Subject Company.

                  "Surviving Corporation" shall mean Merger Subsidiary as the surviving corporation resulting from the Merger.

                  "TBCA" shall mean the Tennessee Business Corporation Act.

                  IN WITNESS WHEREOF, each of the parties has caused this Plan of Merger to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.



ATTEST:                            PEOPLES FIRST CORPORATION






By:                                By:
   -------------------------          -----------------------------------------
Title:                             Title:
      ----------------------             --------------------------------------

[CORPORATE SEAL]



ATTEST:                            UNION PLANTERS CORPORATION



By:                                By:
   -------------------------          -----------------------------------------
Title:                             Title:  President and Chief Operating Officer
      ----------------------             --------------------------------------



ATTEST:                            UNION PLANTERS HOLDING CORPORATION



By:                                By:
   -------------------------          -----------------------------------------
Title:                             Title:   President
      ----------------------             --------------------------------------


[CORPORATE SEAL]

                                    EXHIBIT 2

                                OPTION AGREEMENT


         This is an Option Agreement (the "Agreement") dated as of November 17, 1997, between PEOPLES FIRST CORPORATION, a Kentucky corporation ("Issuer"), and UNION PLANTERS CORPORATION, a Tennessee corporation ("Optionee").

                                    RECITALS

         A. The authorized capital stock of Issuer consists of 30,000,000 shares of common stock, without par value ("Issuer Common Stock"), of which 10,007,066 shares are issued and outstanding, and 6,000,000 shares of preferred stock, none of which are issued and outstanding.

         B. To induce Optionee to enter into an Acquisition Agreement dated as of the date of this Agreement (the "Acquisition Agreement") providing for the merger of Issuer into a wholly owned subsidiary of Optionee (the "Merger"), Issuer has agreed to grant to Optionee an option to purchase 1,991,406 authorized but unissued shares of Issuer Common Stock upon the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Acquisition Agreement, and intending to be legally bound hereby, Issuer and Optionee agree as follows:

         1. DEFINED TERMS. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.

         2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, Issuer hereby grants to Optionee an irrevocable option (the "Option") to purchase up to 1,991,406 shares of Issuer Common Stock (as adjusted as set forth herein, the "Option Shares", which shall include the Option Shares before and after any transfer of such Option Shares, but in no event shall the number of Option Shares for which this Option is exercisable exceed 19.9% of the issued and outstanding shares of Issuer Common Stock without giving effect to any shares subject to or issued pursuant to the Option) at a purchase price per Option Share (as adjusted as set forth herein, the "Purchase Price") equal to $33.00.

         3.       EXERCISE OF OPTION.

                  (a) Provided that (i) Optionee or Holder (as hereinafter defined), as applicable, shall not be in material breach of the agreements or covenants contained in this Agreement or the Acquisition Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of Option Shares issued by any court of competent jurisdiction in the United States shall be in effect, the Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as hereinafter defined); provided that the Option shall terminate and be of no further force or effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Acquisition Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as hereinafter defined) other than a termination thereof by Optionee pursuant to Section 10.1(b) or 10.1(c) of the Acquisition Agreement (but only if the breach of Issuer giving rise to such termination was willful) (a termination of the Acquisition Agreement by Optionee pursuant to
Section 10.1(b) or 10.1(c) thereof as a result of a willful breach by Issuer being referred to herein as a "Default Termination"), (C) twelve ( 12) months after a Default Termination, or (D) twelve (12) months after termination of the Acquisition Agreement (other than by reason of a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided, however, that any purchase of Option Shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is Optionee. The rights set forth in Section 8 hereof shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events:

                           (1) without Optionee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Optionee or any subsidiary of Optionee) to effect (A) a merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries (other than transactions solely between Issuer's subsidiaries that are not violative of the Acquisition Agreement), (B) the disposition, by sale, lease, exchange or otherwise, of assets or deposits of Issuer or any of its significant subsidiaries representing in either case 25% or more of the consolidated assets or deposits of Issuer and its subsidiaries, or (C) the issuance, sale or other disposition by Issuer of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its significant subsidiaries, other than, in each case of (A), (B), or (C), any merger, consolidation or similar transaction involving Issuer or any of its significant subsidiaries in which the voting securities of Issuer outstanding immediately prior thereto continue to represent (by either remaining outstanding or being converted into the voting securities of the surviving entity of any such transaction) at least 65% of the combined voting power of the voting securities of the Issuer or the surviving entity outstanding immediately after the consummation of such merger, consolidation, or similar transaction (provided any such transaction is not violative of the Acquisition Agreement)(each of (A), (B), or (C), an "Acquisition Transaction"); or

                           (2) any person (other than Optionee or any subsidiary of Optionee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act), other than a group of which Optionee or any subsidiary of Optionee is a member, shall have been formed which beneficially owns, or has the right to acquire beneficial ownership of, 25% or more of the voting power of Issuer or any of its significant subsidiaries.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                           (1) any person (other than Optionee or any subsidiary of Optionee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act) or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                           (2) Issuer's shareholders shall not have approved the Acquisition Agreement by the requisite vote at the Issuer Shareholder Meeting, the Issuer Shareholder Meeting shall not have been held or shall have been canceled prior to termination of the Acquisition Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Optionee the recommendation of Issuer's Board of Directors with respect to the Acquisition Agreement, in each case, after it shall have been publicly announced that any person (other than Optionee or any subsidiary of Optionee) shall have (A) made, or disclosed an intention to make, a bona fide proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation, including the Home Owners' Loan Act, as amended, the Bank Holding Company Act of 1956, as amended, the Bank Merger Act, as amended, or the Change in Bank Control Act of 1978, as amended, for approval or consent to engage in an Acquisition Transaction; or

                           (3) any person (other than Optionee or any subsidiary of Optionee) shall have made a bona fide proposal to Issuer or its shareholders by public announcement, or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction; or

                           (4) after a proposal is made by a third party to Issuer or its shareholders to engage in an Acquisition Transaction, or such third party states its intention to the Issuer to make such a proposal if the Acquisition Agreement terminates, Issuer shall have breached any representation, warranty, covenant or agreement contained in the Acquisition Agreement and such breach would entitle Optionee to terminate the Acquisition Agreement under Section 10 thereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of the Acquisition Agreement); or

                           (5) any person (other than Optionee or any subsidiary of Optionee), other than in connection with a transaction to which Optionee has given its prior written consent, shall have filed an application or notice with any Regulatory Authority for approval to engage in an Acquisition Transaction.

         As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) Issuer shall notify Optionee promptly in writing of the occurrence of any Preliminary Purchase Event or Purchase Event, it being understood that the giving of such notice by Issuer shall not be a condition to the right of Holder to exercise the Option.

                  (e) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise, and (ii) a place and date not earlier than three (3) business days nor later than fifteen ( 15) business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior notification to or approval of any Regulatory Authority is required in connection with such purchase, Issuer shall cooperate with the Holder in the filing of the required notice or application for approval and the obtaining of such approval and the Closing shall occur immediately following such regulatory approvals (and any mandatory waiting periods). Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

         4.       PAYMENT AND DELIVERY OF CERTIFICATES.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 13(f).

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear Of all liens and subject to no preemptive rights, and (B), if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchas-able hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates, or the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

         THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF _______________, 1997. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that: (i) the above legend relating to the Securities Act shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act; (ii) if the shares have been sold or transferred in compliance with the foregoing clause (i) and otherwise in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such legend, certificate(s) shall be issued to such buyer or transferee that do not bear the above legend.

                  (d) Upon the giving by Holder to Issuer of the written notice of exercise of the Option provided for under Section 3(e), the tender of the applicable purchase price in immediately available funds and the tender of this Agreement to Issuer, Holder shall be deemed to be the holder of record of the shares of Issuer Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Issuer Common Stock shall not then be actually delivered to Holder. Issuer shall pay all expenses, and any and all federal, state, and local taxes and other charges that may be payable in connection with the preparation, issuance and delivery of stock certificates under this Section in the name of Holder or its assignee, transferee, or designee.

                  (e) Issuer agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Issuer Common Stock so that the Option may be exercised without additional authorization of Issuer Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Issuer Common Stock, (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer, (iii) promptly to take all action as may from time to time be required (including (A) complying with all premerger notification, reporting and waiting period requirements, and (B) in the event prior approval of or notice to any Regulatory Authority is necessary before the Option may be exercised, cooperating fully with Holder in preparing such applications or notices and providing such information to such Regulatory Authority as it may require) in order to permit Holder to exercise the Option and Issuer duly and effectively to issue shares of the Issuer Common Stock pursuant hereto, and (iv) promptly to take all action provided herein to protect the rights of Holder against dilution.

         5. REPRESENTATIONS AND WARRANTIES OF ISSUER. Issuer hereby represents and warrants to Optionee (and Holder, if different than Optionee) as follows:

                  (a) Corporate Authority. Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer, and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated; this Agreement has been duly and validly executed and delivered by Issuer.

                  (b) Beneficial Ownership. To the best knowledge of Issuer, as of the date of this Agreement, no person or group has beneficial ownership of more than 10% of the issued and outstanding shares of Issuer Common Stock.

                  (c) Shares Reserved for Issuance; Capital Stock. Issuer has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms, will have reserved for issuance upon the exercise of the Option, that number of shares of Issuer Common Stock equal to the maximum number of shares of Issuer Common Stock at any time and from time to time purchasable upon exercise of the Option, and all such shares, upon issuance pursuant to the Option, will be duly authorized, validly issued, fully paid and nonassessable, and will be delivered free and clear of all claims, liens, encumbrances, and security interests (other than those created by this Agreement) and not subject to any preemptive rights.

                  (d) No Violations. The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or
(B) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, that would, in any case give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

                  (e) Rights Agreement. Issuer has taken or will promptly take and will keep in effect all action (including if required redeeming all of the Rights or amending or terminating the Rights Agreement) so that the entering into of this Option Agreement, the acquisition of shares of Issuer Common Stock hereunder and the other transactions contemplated hereby do not and will not result in the grant of any rights to any person under the Rights Agreement or enable or require the Rights to be exercised, distributed or triggered.

         6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby represents and warrants to Issuer that Optionee has full corporate power and authority to enter into this Agreement and, subject to obtaining the approvals referred to in this Agreement, to consummate the transactions contemplated by this Agreement; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Optionee; and this Agreement has been duly executed and delivered by Optionee.

         7.       ADJUSTMENT UPON CHANGES IN ISSUER CAPITALIZATION, ETC.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a), upon exercise of any option to purchase Issuer Common Stock outstanding on the date hereof or upon conversion into Issuer Common of any convertible security of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option. No provision of this Section 7 shall be deemed to affect or change, or constitute authorization for any violation of, any of the covenants or representations in the Acquisition Agreement.

                  (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Optionee or one of its subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Optionee or one of its subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets or deposits to any person, other than Optionee or one of its subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as hereinafter defined), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), Issuer (such person being referred to as "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided, that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. Substitute Option Issuer shall also enter into an agreement with Holder in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of Substitute Option per share of Substitute Common (the "Substitute Option Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares of the Substitute Common for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                      (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, or (iii) the transferee of all or substantially all of Issuer's assets (or a substantial part of the assets of its subsidiaries taken as a whole).

                      (2) "Substitute Common" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power in respect of the election of directors (or persons similarly responsible for the direction of the business and affairs) of the Substitute Option Issuer.

                      (3) "Assigned Value" shall mean the highest of (w) the price per share of Issuer Common Stock at which a Tender Offer or an Exchange Offer therefor has been made, (x) the price per share of Issuer Common Stock to be paid by any third party pursuant to an agreement with Issuer, (y) the highest closing price for shares of Issuer Common Stock within the six (6) month period immediately preceding the consolidation, merger, or sale in question and (z) in the event of a sale of all or substantially all of Issuer's assets or deposits an amount equal to (i) the sum of the price paid in such sale for such assets (and/or deposits) and the current market value of the remaining assets of Issuer, as determined by a nationally recognized investment banking firm selected by Holder divided by (ii) the number of shares of Issuer Common Stock outstanding at such time. In the event that a Tender Offer or an

         Exchange Offer is made for Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for Issuer Common Stock shall be determined by a nationally recognized investment banking firm selected by Holder.

                       (4) "Average Price" shall mean the average closing price of a share of Substitute Common for the one year immediately preceding the consolidation, merger, or sale in question, but in no event higher than the closing price of the shares of Substitute Common on the day preceding such consolidation, merger or sale; provided that if Issuer is the Issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls such person, as Holder may elect.

                  (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common but for the limitation in the first sentence of this Section 7(f), Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in the first sentence of this Section 7(f) over (ii) the value of the Substitute Option after giving effect to the limitation in the first sentence of this Section 7(f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder.

                  (g) Issuer shall not enter into any transaction described in
Section 7(b) unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this
Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the holders of the other shares of common stock issued by Substitute Option Issuer are not entitled to exercise any rights by reason of the issuance or exercise of the Substitute Option and the shares of Substitute Common are otherwise in no way distinguishable from or have lesser economic value (other than any diminution in value resulting from the fact that the Substitute Common are restricted securities, as defined in Rule 144 under the Securities Act or any successor provision) than other shares of common stock issued by Substitute Option Issuer).

         8.       REPURCHASE AT THE OPTION OF HOLDER.

                  (a) Subject to the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 8(d)) and ending twelve (12) months immediately thereafter, Issuer shall repurchase from Holder (i) the Option, and
(ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this Section 8 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                      (1) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

                      (2)  the excess, if any, of (x) the Applicable Price
         (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                      (3) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten ( 10) business days after the Request Date, pay the
Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens.

                  Notwithstanding the foregoing, to the extent that prior notification to or approval of any Regulatory Authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the Section 8 Repurchase Consideration that it is

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



not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any Regulatory Authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any Regulatory Authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request, or (ii) to the extent permitted by such Regulatory Authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

                  Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 8 shall terminate on the date of termination of this Option pursuant to Section 3(a).

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock on Nasdaq (or if Issuer Common Stock is not traded on Nasdaq, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the sixty
(60) business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

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




                  (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Optionee or any subsidiary of Optionee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii) shall be consummated.

         9.       REGISTRATION RIGHTS.

                  (a) Demand Registration Rights. Issuer shall, subject to the conditions of Section 9(c) below, if requested by any Holder, including Optionee and any permitted transferee ("Selling Shareholder"), as expeditiously as possible prepare and file a registration statement under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to the Selling Shareholder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by the Selling Shareholder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) Additional Registration Rights. If Issuer at any time after the exercise of the Option proposes to register any shares of Issuer Common under the Securities Act in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to the Selling Shareholders of its intention to do so and, upon the written request of any Selling Shareholder given within thirty (30) days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by the Selling Shareholder), Issuer will cause all such shares for which a Selling Shareholder requests participation in such registration, to be so registered and included in such underwritten public offering; provided, however, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement an employee benefit plan or a registration filed on Form S-4 of the Securities Act or any successor Form; provided, further, however, that such election pursuant to (i) may only be made once. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this
Section 9(b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among the Selling Shareholders desiring to register their shares pro rata in the proportion that the number of shares requested to be registered by each such Selling Shareholder bears to the total number of shares requested to be registered by all such Selling Shareholders then desiring to have Issuer Common Stock registered for sale.

                  (c) Conditions to Required Registration. Issuer shall use all reasonable efforts to cause each registration statement referred to in Section 9(a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective; provided, however, that Issuer may delay any registration of Option Shares required pursuant to Section 9(a) above for a period not exceeding ninety
(90) days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Act pursuant to Section 9(a) above:

                      (1) prior to the earliest of (a) termination of the Acquisition Agreement pursuant to Article 10 thereof, (b) failure to obtain the requisite shareholder approval pursuant to Section 8.1 of the Acquisition Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                      (2)   on more than one occasion during any calendar year;

                      (3) within ninety (90) days after the effective date of a registration referred to in Section 9(b) above pursuant to which the Selling Shareholder or Selling Shareholders concerned were afforded the opportunity to register such shares under the Securities Act and such shares were registered as requested; and

                      (4) unless a request therefor is made to Issuer by Selling Shareholders that hold at least 25% or more of the aggregate number of Option Shares (including shares of Issuer Common Stock issuable upon exercise of the Option) then outstanding.

                  In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine (9) months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares; provided, however, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Expenses. Except where applicable state law prohibits such payments, Issuer will pay all expenses (including, without limitation, registration fees, qualification fees, blue sky fees and expenses (including the fees and expenses of counsel), legal expenses, including the reasonable fees and expenses of one counsel to the holders whose Option Shares are being registered, printing expenses and the costs of special audits or "cold comfort" letters, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to Section 9(a) or 9(b) above (including the related offerings and sales by holders of Option Shares) and all other qualifications, notifications or exemptions pursuant to Section 9(a) or 9(b) above.

                  (e) Indemnification. In connection with any registration under
Section 9(a) or 9(b) above, Issuer hereby agrees to indemnify the Selling Shareholders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Shareholders, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                  Promptly upon receipt by a party indemnified under this
Section 9(e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimburse-ment may be sought against any indemnifying party under this Section 9(e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this Section 9(e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless
(i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                  If the indemnification provided for in this Section 9(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, the Selling Shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, the Selling Shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim, provided, however, that in no case shall any Selling Shareholder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Any obligation by any holder to indemnify shall be several and not joint with other holders.

                  In connection with any registration pursuant to Section 9(a) or 9(b) above, Issuer and each Selling Shareholder (other than Optionee) shall enter into an agreement containing the indemnification provisions of this
Section 9(e).

                  (f) Miscellaneous Reporting. Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by the Selling Shareholders thereof in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rule 144A. Issuer shall at its expense provide the Selling Shareholders with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Act or the Exchange Act, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issue Taxes. Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will hold the Selling Shareholders harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. QUOTATION; LISTING. If Issuer Common Stock or any other securities to be acquired in connection with the exercise of the Option are then authorized for quotation or trading or listing on any securities exchange, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on such securities exchange and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

         11. DIVISION OF OPTION. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      LIMITATION ON TOTAL PROFIT AND NOTIONAL TOTAL PROFIT.

                  (a) Notwithstanding anything to the contrary contained herein, in no event shall Optionee's Total Profit (as defined below in Section 12(c) hereof) exceed $15,000,000 and, if it otherwise would exceed such amount, Optionee, at its sole election, shall either (i) reduce the number of shares of Issuer Common subject to the Option, (ii) deliver to Issuer for cancellation Option Shares previously purchased by Optionee, (iii) pay cash to Issuer, or
(iv) any combination thereof, so that Optionee's actually realized Total Profit shall not exceed $15,000,000 after taking into account the foregoing actions.

                  (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 12(d) hereof) of more than $15,000,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

                  (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Optionee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8 hereof, (ii)(x) the amount received by Optionee pursuant to Issuer's repurchase of Option Shares pursuant to Section 8 hereof, less (y) Optionee's purchase price for such Option Shares, (iii)(x) the net cash amounts received by Optionee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Optionee's purchase price of such Option Shares,
(iv) any amounts received by Optionee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

                  (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Optionee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Optionee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

                  (e) Optionee agrees, promptly following any exercise of all or any portion of the Option, and subject to its rights under Section 8 hereof, to use commercially reasonable efforts promptly to maximize the value of Option Shares purchased taking into account market conditions, the number of Option Shares, the potential negative impact of substantial sales on the market price for Issuer Common Stock, and the availability of an effective registration statement to permit public sale of Option Shares.

         13.      MISCELLANEOUS.

                  (a) Expenses. Each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement; No Third-Party Beneficiaries; Severability. This Agreement, together with the Acquisition Agreement and the other documents and instruments referred to herein and therein, between Optionee and Issuer (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the parties hereto (other than the indemnified parties under Section 9(e) and any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 13(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or Regulatory Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or Regulatory Authority determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Section 3 (as may be adjusted herein), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Kentucky without regard to any applicable conflicts of law rules.

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Acquisition Agreement (or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed and delivered, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Holder may assign this Agreement to a wholly-owned subsidiary of Holder and Holder may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by the Holder, Issuer and the Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

         IN WITNESS WHEREOF, Issuer and Optionee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                        PEOPLES FIRST CORPORATION


                                        By:
                                            -------------------------------

                                        Title:
                                              -----------------------------


                                        UNION PLANTERS CORPORATION


                                        By:
                                            -------------------------------

                                        Title:
                                              -----------------------------

                                    EXHIBIT 3


                               AFFILIATE AGREEMENT


Union Planters Corporation
7130 Goodlett Farms Parkway
Memphis, Tennessee  38108
Attention:  Jackson W. Moore, President
and Chief Operating Officer

Gentlemen:

         The undersigned is a shareholder of Peoples First Corporation, a corporation organized and existing under the laws of the State of Kentucky, and will become a shareholder of Union Planters Corporation ("UPC") pursuant to the transactions described in the Agreement and Plan of Merger, dated as of ____________________, (the "Agreement"), by and between UPC, Union Planters Holding Corporation ("Merger Subsidiary"), and Peoples First Corporation ("PFC"). Under the terms of the Agreement, PFC will be merged with and into Merger Subsidiary (the "Merger"), and shares of the no par value common stock of PFC ("PFC Common Stock") will be converted into and exchanged for shares of the $5.00 par value common stock of UPC ("UPC Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and UPC regarding rights and obligations of the undersigned in connection with the shares of UPC to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and UPC hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to PFC the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that the undersigned will not sell, transfer, or otherwise dispose of the undersigned's interest in, or reduce the under-signed's risk relative to, any of the shares of UPC Common Stock into which the undersigned's shares of PFC Common Stock are converted upon consummation of the Merger until such time as the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of UPC and PFC. UPC agrees that it will publish such results within 45 days after the end of the first fiscal quarter of UPC containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned. The undersigned represents, warrants, and agrees that:

         (a) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer or otherwise dispose of the undersigned's interest in, or reduce the undersigned's risk relative to, any of the shares of PFC Common Stock beneficially owned by the undersigned as of the date of the Shareholders' Meeting of PFC held to approve the Merger.

         (b) The UPC Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

         (c) UPC has informed the undersigned that any distribution by the undersigned of UPC Common Stock has not been registered under the 1933 Act and that shares of UPC Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exists or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that UPC is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of UPC Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (d) The undersigned will register, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to Section 8 hereof to have all shares of PFC Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the Effective Date of the Merger and not in the name of any bank, broker-dealer, nominee, or clearinghouse.

         (e) The undersigned is aware that UPC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code ("Code") for federal income tax purposes. The undersigned agrees to treat the transaction in the same manner as UPC for federal income tax purposes. The undersigned acknowledges that Section 1.368-1(b) of the Income Tax Regulations requires "continuity of interest" in order for the Merger to be treated as tax-free under
Section 368 of the Code. This requirement is satisfied if, taking into account those PFC shareholders who receive cash in exchange for their stock, who receive cash in lieu of fractional shares, or who dissent from the Merger, there is no plan, or intention on the part of the PFC shareholders to sell or otherwise dispose of the UPC Common Stock to be received in the Merger. The undersigned has no prearrangement, plan, or intention to sell or otherwise dispose of an amount of his UPC Common Stock to be received in the Merger which would cause the foregoing requirement not to be satisfied.


         4. Restrictions on Transfer. The undersigned understands and agrees that stop order instructions with respect to the shares of UPC Common Stock received by the undersigned pursuant to the Merger will be given to UPC's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

         "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Union Planters Corporation ("UPC") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred, or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended, (2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of UPC) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of UPC) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for UPC that such sale or offer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing UPC securities issued subsequent to the original issuance of the UPC Common Stock pursuant to the Merger as a result of any offer of such shares or any stock dividend, stock split, or other recapital-ization as long as the UPC Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, UPC shall cause the certificates representing the shares of UPC Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to delete restrictions applicable to the UPC Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), UPC, upon the request of the undersigned, will cause the certificates representing the shares of UPC Common Stock issued to the under-signed in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by UPC of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of UPC Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for PFC.

         6. Filing of Reports by UPC. UPC agrees, for a period of three years after the Effective Time of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of UPC Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of UPC Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for UPC Common Stock together with such additional information as the transfer agent for UPC Common Stock may reasonably request. If UPC's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), UPC shall cause such counsel to provide such opinions as may be necessary to UPC's transfer agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of PFC and UPC that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of UPC or becomes a director or officer of UPC upon consummation of the Merger, among other things, any sale of UPC Common Stock by the undersigned within a period of less than six months following the Effective Time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between UPC and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Tennessee.

            This Affiliate Agreement is executed as of the __ day of _____________, 199_.

                                Very truly yours,


                                ------------------------------
                                Affiliate Signature


                                ------------------------------
                                Printed Name

                                ------------------------------

                                ------------------------------

                                ------------------------------
                                Address

                  Add below the signatures of all registered owners of shares deemed to be beneficially owned by the Affiliate.


                                ------------------------------
                                Name:
                                     -------------------------


                                ------------------------------
                                Name:
                                     -------------------------


                                ------------------------------
                                Name:
                                     -------------------------

                  AGREED TO AND ACCEPTED as of ______________________, 1997.


                                             UNION PLANTERS CORPORATION



                                             By:
                                                 -----------------------------
                                                 Jackson W. Moore
                                                 President